UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Multimedia Games, Inc.
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January 28, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Multimedia Games, Inc., a Texas corporation, to be held on Tuesday, March 23, 2010 at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Shareholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card.  If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Respectfully yours,

/s/ Anthony M. Sanfilippo

Anthony M. Sanfilippo
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 23, 2010

TO THE SHAREHOLDERS OF MULTIMEDIA GAMES, INC.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on March 23, 2010, at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746, for the following purposes:

1.
To elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected: Michael J. Maples, Sr., Stephen J. Greathouse, Neil E. Jenkins, Justin A. Orlando, Robert D. Repass, Anthony M. Sanfilippo, and Timothy S. Stanley;

2.	To approve the Consolidated Equity Incentive Plan;

3.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for our fiscal year ending September 30, 2010; and

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof, including approving or any such postponement or adjournment, if necessary.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on January 22, 2010 are entitled to notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 206 Wild Basin South, Building B, Fourth Floor, Austin, Texas, 78746, for ten days prior to the annual meeting.

All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to promptly mark, sign, and return the enclosed proxy card in the enclosed postage-prepaid envelope, or vote your shares as promptly as possible by Internet or telephone, pursuant to the instructions set forth on the proxy card. If you receive more than one proxy card because you own shares registered in different names or addresses, you should complete and return each proxy card, or vote by Internet or telephone for each such proxy card. If you attend the annual meeting in person, and vote in person, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 23, 2010:  Our Proxy Statement is attached.  Financial and other information concerning Multimedia Games, Inc. is contained in our Annual Report to Shareholders for the fiscal year ended September 30, 2009.  A complete set of proxy materials relating to our annual meeting is also available on the Internet.  These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders, may be viewed at http://ir.multimediagames.com/annuals.cfm.  Information on our website, including information in other documents referred to in this proxy statement, does not constitute part of this proxy statement.  If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact reception at (512) 334-7500.

By order of the Board of Directors, /s/ Anthony M. Sanfilippo Anthony M. Sanfilippo President and Chief Executive Officer
Austin, Texas January 28, 2010

MULTIMEDIA GAMES, INC.
206 WILD BASIN ROAD SOUTH
BUILDING B, FOURTH FLOOR
AUSTIN, TEXAS 78746
(512) 334-7500

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 23, 2010

General

The accompanying proxy is solicited on behalf of the Board of Directors of Multimedia Games, Inc., a Texas corporation, for use at our 2010 annual meeting of shareholders. The annual meeting will be held on Tuesday, March 23, 2010, at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746.

This Proxy Statement and the enclosed proxy card are being mailed on or about February 8, 2010 to all shareholders entitled to vote at the annual meeting.

Voting by proxy

You may vote at the annual meeting by completing, signing and returning the enclosed proxy card, or by properly following the instructions for telephone or Internet voting set forth on the proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card or properly provided by Internet or telephone. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

▪	FOR the election of the seven nominees for director listed in this Proxy Statement;
▪	FOR the approval of the Consolidated Equity Incentive Plan; and
▪	FOR the ratification of the appointment of BDO Seidman, LLP, as our independent registered public accountants for our fiscal year ending September 30, 2010.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as our Board of Directors may recommend. If our Board of Directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this Proxy Statement, our Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Broker non-votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of auditors is a routine matter.  The other matters to be addressed at the annual meeting, including the election of directors and the approval of the Consolidated Equity Incentive Plan are non-routine matters.

You may revoke your proxy and give a new proxy or vote in person

You may revoke your proxy at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

▪	A properly executed proxy of a later date;

▪	An executed, written notice of revocation to the Inspector of Elections, at our principal executive offices, 206 Wild Basin South, Building B, Fourth Floor, Austin, Texas 78746; or
▪	Attend the annual meeting and vote in person at the meeting.

Voting and quorum requirements at the meeting

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. Only holders of record of shares of our common stock at the close of business on January 22, 2010 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 27,310,795 shares of our common stock outstanding and no shares of our preferred stock outstanding. Each shareholder is entitled to one vote for each share of common stock held by such shareholder on the record date.

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

With respect to proposal one, our bylaws provide that in an uncontested election, directors will be elected by a majority vote, meaning that a nominee will be elected to our Board of Directors if the number of votes cast “for” such nominee's election exceeds the number of votes cast “against” such nominee's election.

Any nominee who is not currently a member of our Board of Directors and who receives a greater number of votes “against” his or her election than “for” his or her election may not be elected to our Board of Directors. Additionally, each nominee who is standing for reelection at the annual meeting has tendered an irrevocable resignation from our Board of Directors that will take effect if the nominee does not receive the required majority vote and our Board of Directors accepts the resignation. If our Board of Directors accepts the resignation, the nominee will no longer serve on our Board of Directors, and if our Board of Directors rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. See “Corporate Governance Matters — Majority-Voting Standard for Director Elections” on page 8.

For all other matters, if a quorum is present, the following requirements must be met in order to approve the following proposals:

Proposal	Vote Required
Two	Affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain with respect to Proposal Two.
Three	Affirmative vote of the holders of a majority of the shares present or represented at the annual meeting, and that actually vote for or against Proposal Three.

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business but will not be counted for purposes of determining whether each proposal has been approved. If your shares are held in the name of a broker, trust bank, or other nominee, you will need to bring a proxy or letter from that broker, trust company, or nominee that confirms that you are the beneficial owner of those shares, and that such broker, trust company, or nominee has not voted those shares in any proxy submitted by it in connection with the annual meeting.

Solicitation of proxies

We are paying for all our costs incurred with soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. Our directors, officers and regular employees will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner. In addition, we have retained Mackenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $6,000 plus reasonable out-of-pocket expenses.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of seven directors is to be elected at the annual meeting. Our bylaws provide that in an uncontested election, directors will be elected by a majority vote, meaning that a nominee will be elected to our Board of Directors if the number of votes cast “for” such nominee's election exceeds the number of votes cast “against” such nominee's election. See “Corporate Governance Matters — Majority-Voting Standard for Director Elections” on page 8. You may vote the number of shares of common stock you own for up to seven persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the seven nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

Our bylaws set the size of our Board of Directors at seven members, or such other number as set from time-to-time by resolution of our Board of Directors. Following the annual meeting, our Board of Directors may increase the size of our Board of Directors and fill any resulting vacancy or vacancies. If our Board of Directors increases the size of our Board of Directors and elects a new director to fill the resulting vacancy, the new director must stand for election at the next year’s annual meeting.

The Nominating and Governance Committee, or the Governance Committee, has informed current director Emanuel R. Pearlman he will not be nominated to stand for re-election this year, and he has not objected.

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the Governance Committee and approved by the unanimous vote of our independent directors.

Name of Nominee	Age	Positions and Offices	Director Since
Michael J. Maples, Sr. (1) (2)	67	Director, Chairman of the Board of Directors	2004
Stephen J. Greathouse (2)	58	Director	2009
Neil E. Jenkins (3)	60	Director	2006
Justin A. Orlando (3)	39	Director	2009
Robert D. Repass (1) (2)	49	Director	2002
Anthony M. Sanfilippo	51	President, Chief Executive Officer and Director	2008
Timothy S. Stanley	44	Director	n/a

(1)	Currently a member of the Governance Committee (Mr. Pearlman served as Chairman of the committee).
(2)	Currently a member of the Audit Committee (Mr. Repass serves as Chairman of the committee).
(3)	Currently a member of the Compensation Committee (Mr. Jenkins serves as Chairman of the committee).

Michael J. Maples, Sr. has been a director of ours since August 2004 and has served as Chairman of the Board of Directors since April 2006. Mr. Maples held various management positions at Microsoft Corporation from April 1988 to July 1995, including Executive Vice President of the Worldwide Products Group. As a member of the Office of the President at Microsoft, Mr. Maples reported directly to the Chairman. Previously, Mr. Maples served as Director of Software Strategy for International Business Machines Corp. and on the board of Motive, Inc., a service management software company. Mr. Maples also currently serves on the boards of Lexmark International, Inc., a laser and inkjet printer company, and Sonic Corp., an operator and franchisor of drive-in restaurants. Mr. Maples is currently a member of the Board of Visitors of the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples received a B.S. in Electrical Engineering from the University of Oklahoma and an MBA from Oklahoma City University.

Stephen J. Greathouse has been involved in the Las Vegas hotel and gaming industry for more than 30 years, and from 1997 to 2005, he served as Senior Vice President of Operations for the Mandalay Resort Group. Prior to his time at Mandalay, in 1997, Mr. Greathouse served as President of Boardwalk Hotel & Casino, Las Vegas, and from 1994 to 1997, he served as Chief Executive Officer and Chairman of the Board of Alliance Gaming Corporation, (renamed “Bally Technologies, Inc.” in 2006). Mr. Greathouse spent 16 years with Harrah’s, starting as a Race & Sports Book Manager in Reno and working his way up to President, Casino-Hotel Division. Mr. Greathouse previously served as a Commissioner for the Spending and Government Efficiency Commission (SAGE Commission), a privately funded, bi-partisan panel created to review state government operations that fall under the Executive Branch and to provide the Governor of Nevada with recommendations for streamlining operations, improving customer service, and maximizing the use of taxpayer dollars. Mr. Greathouse received a B.S. in Business Administration from the University of Missouri-Columbia.

Neil E. Jenkins has been a director of ours since October 2006. Since 2000, Mr. Jenkins has been an Executive Vice President and Secretary and the General Counsel for Lawson Products, Inc., a publicly traded industrial products company. From 1996 to 1999, Mr. Jenkins owned an SCH Golf Franchise that specialized in tours to Scotland and Ireland. Beginning in 1974, Mr. Jenkins began working in labor relations for Bally Manufacturing Corporation, and continued in the legal department, rising to the position of General Counsel, a capacity he served in from 1985 to 1992. In 1993, Mr. Jenkins became a member of Bally Gaming International’s Executive Team, where he helped coordinate business development, legal, and licensing matters for Bally Manufacturing’s gaming industry spin-off. Mr. Jenkins received a B.A. in Political Science from Brown University, a Juris Doctor degree from Loyola University Chicago School of Law, and a Master of Science degree in Financial Markets from the Center for Law & Financial Markets at the Illinois Institute of Technology.

Justin A. Orlando is a managing director of Dolphin Limited Partnerships, a private investment management firm focused on investing in undervalued public companies across a diverse set of industries. Previously, from 1999 to 2002, Mr. Orlando was a member of the healthcare investment banking group of Merrill Lynch, Pierce, Fenner & Smith Incorporated where he was involved in advisory work, financings, and control transactions. From 1996 to 1999, Mr. Orlando practiced corporate law with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, focusing on mergers and acquisitions and corporate finance transactions. Mr. Orlando received a B.A. in History from the University of Chicago and a Juris Doctor degree from the Columbia University School of Law.

Robert D. Repass has been a director of ours since July 2002. In addition to his role as a director, Mr. Repass serves as Chairman of the Audit Committee. Mr. Repass was the managing partner of the Austin office of PricewaterhouseCoopers from December 1997 to March 2000, and from March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia based venture capital firm. From January 2002 until March 2002, Mr. Repass was a private consultant. Mr. Repass has also served as Vice President and Chief Financial Officer of Motion Computing, Inc., a mobile computing company, from April 2002 through February 2009. Mr. Repass is currently a partner with Maxwell, Locke & Ritter, an Austin based professional services firm. From January 2003 until December 2005, Mr. Repass served on the Board of Directors and as the Chairman of the Audit Committee of Bindview Development Corporation, a software company. Mr. Repass has over 20 years of public accounting, Securities and Exchange Commission and financial reporting experience. Mr. Repass received a B.S. in Accounting from Virginia Tech.

Anthony M. Sanfilippo joined us as President, Chief Executive Officer and director in June 2008. Mr. Sanfilippo brings to us more than 25 years of gaming industry experience.  Prior to joining Multimedia Games, Mr. Sanfilippo was employed with Harrah's Entertainment, Inc. (Harrah’s), the world's largest casino company and a provider of branded casino entertainment. While at Harrah’s, Mr. Sanfilippo served as President of both the Western Division (2003 – 2004) and the Central Division (1997 – 2002 and 2004 – 2007), overseeing the operations of more than two dozen casino and casino-hotel destinations. Mr. Sanfilippo was also part of the senior management team that led the successful integration of numerous gaming companies acquired by Harrah's, including Jack Binion's Horseshoe Casinos, the Grand Casino & Hotel brand, Players International, and Louisiana Downs Racetrack. In addition to his duties as divisional President, Mr. Sanfilippo was also President and Chief Operating Officer for Harrah's New Orleans and a member of the Board of Directors of Jazz Casino Corporation prior to its acquisition by Harrah's. Mr. Sanfilippo has directed tribal gaming operations in Arizona, California and Kansas, and has held gaming licenses in most states that offer legalized gambling.

Timothy S. Stanley has over 20 years of business and technology leadership, and is currently the President of Tekexecs, an executive advisory and consultancy firm; and Founder of Innovatects, a business innovation and execution firm.  Previously, from December 2006 to January 2009, Mr. Stanley served as CIO and Senior Vice President of Innovation, Gaming and Technology for Harrah’s Entertainment, Inc., the largest provider of branded casino entertainment in the world.  From January 2003 to December 2006, he served as Harrah’s Chief Information Officer and Senior Vice President, Information Technology; and from February 2001 to January 2003 as Vice President, Information Technology.  Prior to Harrah’s, Mr. Stanley was a Partner leading the Travel and Entertainment practice for USWeb; CIO & VP of Information Technology for National Airlines; and led various marketing, product and technology teams at Intel, Optima/KPMG, and Kimberly-Clark in the US and abroad.  He currently serves as a board member and advisor to VIRSIX, a privately held interactive entertainment startup, and is a member of Tech Coast Angels.  He received a B.S. in Engineering from the University of Washington, and a joint MBA / MOT degree in International Business & Technology Management from Arizona State University and Thunderbird Global School of Management.

Nominee Recommendations

All director nominees were approved by the Governance Committee for inclusion in our proxy card for the annual shareholders meeting.

The Governance Committee has proposed Timothy S. Stanley to stand as a nominee this year.  The Governance Committee selected Mr. Stanley as a nominee after soliciting the names of potential nominees from management and the existing directors.  Mr. Stanley’s name was suggested by our Chief Executive Officer, Mr. Sanfilippo.  Mr. Stanley was interviewed by existing directors and was asked to submit information concerning his experience and background.  Upon completing this process, the Governance Committee determined that Mr. Stanley met or exceeded our director nominee criteria (see “Corporate Governance Matters - Director Nominations” on page 7), and, if elected, would strengthen the Board.

There are no family relationships among any of our executive officers and directors.

Agreement with Liberation Investments

Mr. Jenkins was originally appointed to our Board of Directors in October 2006, nominated for inclusion on the slate of candidates for election at the 2007 annual shareholders meeting and recommended by our Board of Directors to the shareholders for election at the 2007 annual meeting pursuant to an Agreement dated October 24, 2006, by and among us and Liberation Investments, L.P., a Delaware limited partnership, certain entities affiliated with Liberation Investments, L.P., former director Mr. Pearlman, an affiliate of Liberation Investments, L.P., and Mr. Jenkins. A copy of the agreement is attached as Exhibit 10.1 to a Current Report on Form 8-K filed by us with the Securities and Exchange Commission, or SEC, on October 26, 2006. The agreement does not require our Board of Directors’ nomination of, or recommendation of a vote in favor of, Mr. Jenkins for election as a director at the 2010 annual shareholders meeting, and our Board of Directors’ nomination and recommendation of Mr. Jenkins for election as a director at the 2010 annual shareholders meeting has not been made pursuant to any obligation arising under such agreement or any other agreement.

Recommendation of Our Board of Directors

Our Board of Directors recommends that the shareholders vote “FOR” the nominees named above.

CORPORATE GOVERNANCE

Determination of Independence

Our Board of Directors has determined that Messrs. Maples, Repass, Jenkins, Pearlman, Orlando, Greathouse and Stanley each qualify as “independent” directors under applicable Marketplace Rules of the Nasdaq Stock Market, Inc. currently in effect (the “Nasdaq Marketplace Rules”). Therefore, a majority of the members of our Board of Directors are “independent” as such term is defined in such Marketplace Rules. In addition, our Board of Directors has reviewed and considered facts and circumstances relevant to the independence of such members and has determined that such members are independent.

The independent directors have committed to hold formal meetings, separate from management, which they intend to hold at least four times a year.

Meetings of Our Board of Directors

During our fiscal year ended September 30, 2009, our Board of Directors held 14 meetings and acted by unanimous written consent one time. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our Board of Directors during the period that he served on such committees.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee; the Compensation Committee; and the Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our Board of Directors and in accordance with Nasdaq Marketplace Rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule-10A3(b)(1) of the SEC rules promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act.

Audit Committee. The Audit Committee is currently comprised of Messrs. Repass, Maples, and Greathouse. Mr. Repass serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page. Our Internet website address is http://www.multimediagames.com. A copy of the charter will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746. The primary purpose of the Audit Committee is to assist our Board of Directors in monitoring:

▪	The integrity of our financial statements;
▪	The independent registered accountants’ qualifications and independence; and
▪	The performance of our independent registered public accountants.

The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accountants, BDO Seidman, LLP, and the preparation of the Audit Committee Report, which is included elsewhere in this Proxy Statement. Our independent registered public accountants report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

All Audit Committee members are “independent” as defined and required under the Nasdaq listing standards and the rules and regulations of the SEC. All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. Our Board of Directors has determined that at least one member of the Audit Committee, Mr. Repass, is a “financial expert,” and that Mr. Repass is “independent” as defined by the rules and regulations of the SEC. The Audit Committee Charter has been amended to specifically state all of the Audit Committee responsibilities set forth in Rule 10A-3(b)(2), (3), (4) and (5) of the rules and regulations promulgated under the 1934 Act. The Audit Committee met seventeen times during our fiscal year ended September 30, 2009.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Jenkins, Pearlman and Orlando. Mr. Jenkins serves as the Chairman of the Compensation Committee. The Compensation Committee is charged with the responsibility of determining (or recommending to the independent members of our Board of Directors to determine) the compensation of all executive officers, including our Chief Executive Officer, and directors.

In June 2004, our Board of Directors approved a charter of the Compensation Committee, a current copy of which is located on our website under the “Investor Relations” page. Our Internet website address is http://www.multimediagames.com. A copy of the charter of the Compensation Committee will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746. During our fiscal year ended September 30, 2009, the Compensation Committee met twelve times.

Nominating and Governance Committee. The Governance Committee is currently comprised of Messrs. Maples, Repass, and Pearlman. Mr. Pearlman currently serves as Chairman of the Governance Committee. The primary purpose of the Governance Committee is to identify and recommend to our Board of Directors individuals who are qualified to become members of our Board of Directors and the committees of our Board of Directors. The Governance Committee is also responsible for recommending to our Board of Directors corporate governance principles, providing oversight of the annual performance review process of our Board of Directors and the committees of our Board of Directors, and facilitating interaction between our management and our Board of Directors and committees of our Board of Directors.

All members of the Governance Committee meet the test for independence set forth in the Nasdaq Marketplace Rules. In September 2009, our Board of Directors approved a Charter of the Governance Committee, a current copy of which is located on our website under the “Investor Relations” page. Our Internet website address is http://www.multimediagames.com. A copy of the charter of the Governance Committee will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Fourth Floor, Austin Texas 78746. The Governance Committee met four times during our fiscal year ended September 30, 2009.

Director Nominations

Our directors play a critical role in guiding our strategic direction and overseeing the management of our business. The Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Board of Director candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our shareholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board of Directors and committee responsibilities. When reviewing potential director candidates, the Governance Committee considers the following factors:

▪	The appropriate size of our Board of Directors and its committees;
▪	The perceived needs of our Board of Directors for particular skills, background, and business experience;
▪
The skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of our Board of Directors;

▪	Nominees’ independence from management;
▪	Nominees’ experience with accounting rules and practices;
▪	Nominees’ background with regard to executive compensation;
▪	Applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;
▪	The benefits of a constructive working relationship among directors; and
▪	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of our business and shareholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Governance Committee does, however, believe it appropriate for at least one member of our Board of Directors to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of our Board of Directors meet the definition of “independent” director under Nasdaq Marketplace Rules.

The Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of our Board of Directors, and recommend to our full Board of Directors the slate of directors to be nominated for election at the annual meeting of shareholders. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews such directors to determine whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and Nasdaq rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Governance Committee from time to time through incumbent directors, management, shareholders, or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Pursuant to the Governance Committee Charter, the Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to recommend a director candidate for consideration by the Governance Committee must provide written notice not later than September 30, 2010, to our Corporate Secretary at 206 Wild Basin Road South, Building B, Fourth Floor, Austin Texas 78746.

Director Attendance at Annual Meetings

Our policy is that all directors attend our annual meetings of shareholders either in person or telephonically. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings either in person or telephonically. At our last annual shareholders meeting, which was held on April 6, 2009, all of our then-current directors attended in-person.

Majority-Voting Standard for Director Elections

Our Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. Under the majority-voting standard, a director nominee should receive more votes cast “for” than “against” his or her election in order to be elected to our Board of Directors. Any nominee who is not currently a member of our Board of Directors and who receives a greater number of votes “against” his or her election than “for” his or her election will not be elected to our Board of Directors. Additionally, in accordance with the majority-voting standard and resignation requirement, each nominee who is standing for reelection at the annual meeting has tendered an irrevocable resignation from our Board of Directors that will take effect if the nominee does not receive the required majority vote and our Board of Directors accepts the resignation If an incumbent director fails to receive the required vote for re-election, the Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If our Board of Directors accepts the resignation, the nominee will no longer serve on our Board of Directors, and if our Board of Directors rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal.

Shareholder Communications with Our Board of Directors

Shareholders may communicate with our Board of Directors by transmitting correspondence by mail to the address below, or electronically through the “Investor Relations – Corporate Governance Communications” form located on our website, which is www.multimediagames.com.

Multimedia Games, Inc.
ATTN: Chairman of the Board of Directors
206 Wild Basin Road South
Building B, Fourth Floor
Austin, Texas 78746

The communications will be transmitted to the appropriate leadership of our Board of Directors as soon as practicable, unless our Corporate Secretary, in consultation with our legal counsel, determines there are safety or security concerns that mitigate against further transmission of the communication. Our Board of Directors shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees and which includes a separate, additional Code of Ethics for our principal executive officer, principal financial officer, and principal accounting officer. This code, including the separate, additional code for our principal executive officer, principal financing officer, and principal accounting officer, is available free of charge by writing to our Corporate Secretary at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746, or is publicly available on the “Investor Relations” page (under Corporate Governance) of our Internet website located at http://www.multimediagames.com. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of the code to our principal executive officer, principal financial officer, principal accounting officer, or controller, or other persons performing similar functions that requires disclosure by law or Nasdaq listing standard, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC.

Director Compensation and Indemnification

We maintain a plan to compensate the members of our Board of Directors for their services as directors, including serving on committees of our Board of Directors. Under the Director Compensation Plan, each of our directors receives $37,500 per year, except for the Chairman of our Board of Directors, who receives $75,000 per year. In addition, each director receives $500 for each Board of Directors meeting attended in person and $250 for each Board of Directors meeting attended by telephone. Directors also receive the following amounts for serving on committees of our Board of Directors:

Audit Committee. The members of the Audit Committee each receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who receives $25,000 per year for serving on the Audit Committee as its chairman. Each Audit Committee member also receives $400 for each Audit Committee meeting attended in person and $200 for each Audit Committee meeting attended by telephone.

Nominating and Governance Committee. The members of the Governance Committee each receive an additional $7,500 per year for serving on the Governance Committee, except for the Chairman of the Governance Committee, who receives $15,000 per year for serving on the Governance Committee as its chairman. Each Governance Committee member also receives $400 for each Governance Committee meeting attended in person and $200 for each Governance Committee meeting attended by telephone.

Compensation Committee. The members of the Compensation Committee each receive $15,000 per year for serving on the Compensation Committee, except for the Chairman of the Compensation Committee, who receives $25,000 per year for serving on the Compensation Committee as its chairman. Each Compensation Committee member also receives $400 for each Compensation Committee meeting attended in person and $200 for each Compensation Committee meeting attended by telephone.

Other Committees of Our Board of Directors. The members of any other committee of our Board of Directors which may be established from time to time, each receive an additional $5,000 per year for serving on any such committee, except for the chairman of any such committee, who receives $10,000 per year for serving as chairman. Each member of any such committee also receives $400 for each meeting of such committee attended in person and $200 for each meeting of such committee attended by telephone.

In general, each sitting outside director will receive an option grant on an annual basis for 10,000 shares of common stock that will vest six months from the date of grant, subject to restrictions which prevent the sale of shares issuable upon exercise of such options. These restrictions on the sale of the underlying shares lapse with respect to 25% of the shares annually.

Our Articles of Incorporation, as amended, limit the personal liability of our directors for breaches of fiduciary duties. Our Bylaws require us to indemnify our directors to the fullest extent permitted by Texas law. We have entered into indemnification agreements with our directors and officers. These indemnification agreements are intended to permit indemnification of our directors and officers to the fullest extent now or hereafter permitted by the Texas Business Organizations Code.

DIRECTOR COMPENSATION TABLE FOR OUR
FISCAL YEAR ENDED SEPTEMBER 30, 2009

The following table provides a summary of total compensation paid to the Company’s non-employee directors during the fiscal year ended September 30, 2009.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards (2)(3)(4)(5) ($)	All Other Compensation ($)	Total ($)
Neil E. Jenkins	71,450	–	26,861	–	98,311
Michael J. Maples, Sr. (6)	108,900	–	26,861	–	135,761
Emanuel R. Pearlman	78,050	–	26,861	–	104,911
Robert D. Repass	81,800	–	26,861	–	108,661
John M. Winkelman (7)	39,550	–	26,861	–	66,411
Stephen J. Greathouse	31,500	–	11,854	–	43,354
Justin A. Orlando	31,500	–	11,854	–	43,354
(1)	Reflects the amount of cash compensation earned by directors, including annual retainers for Board of Directors and committee service, and meeting fees.
(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year ended September 30, 2009 in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”), disregarding any estimate of forfeitures related to serviced-based vesting conditions. The fair value was estimated using the Black-Scholes option pricing model in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”).

(3)
Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 sets forth the relevant assumptions used to determine the valuation of our option awards.

(4)
For each director the grant date fair value for each option award granted during fiscal year ended September 30, 2009 (computed in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”)) was as follows: Mr. Jenkins $26,861; Mr. Maples $26,861; Mr. Pearlman $26,861; Mr. Repass $26,861; Mr. Winkelman $26,861; Mr. Greathouse $11,854; Mr. Orlando $11,854.

(5)
As of September 30, 2009, each of our non-employee directors had the following number of outstanding options: Mr. Jenkins 30,000; Mr. Maples 77,500; Mr. Pearlman 30,000; Mr. Repass 202,500; Mr. Winkelman 222,000; Mr. Greathouse 10,000; Mr. Orlando 10,000.

(6)	Mr. Maples serves as the Company’s non-executive Chairman of the Board of Directors.
(7)	Mr. Winkelman did not stand for re-election at the April 6, 2009 meeting of shareholders. His directorship terminated as of that date.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2009, the Compensation Committee of our Board of Directors consisted of Mr. Jenkins, Mr. Pearlman and Mr. Orlando.  Mr. Orlando filled the vacancy on the Compensation Committee of the Board of Directors caused by Mr. Winkelman’s decision not to stand for re-election at the April 6, 2009 meeting of shareholders. None of these individuals has served at any time as an officer or employee of the Company or is an Executive Officer at any company where an Executive Officer of the Company serves on the Compensation Committee.

PROPOSAL TWO
APPROVAL OF CONSOLIDATED EQUITY INCENTIVE PLAN

We are asking you to approve the Multimedia Games Consolidated Equity Incentive Plan (the “Consolidated Plan”) which the Board adopted effective January 25, 2010.  The primary purpose of the Consolidated Plan is to ease our company’s administration of its equity incentive programs by combining the share reserves currently available under our “Prior Plans” (defined below) into the Consolidated Plan. In that regard, we specifically note that we are not requesting the reserve of shares additional to those shares already reserved under our Prior Plans. The maximum number of common shares that may be issued or transferred pursuant to awards under the Consolidated Plan equals 1,161,213, plus the amount of common shares subject to outstanding awards under the Prior Plans that expire, are terminated or are cancelled without having been exercised or settled in full. Upon shareholder approval of the Consolidated Plan, the Prior Plans will become frozen so that no further awards can be made under the Prior Plans.  The Prior Plans and their share reserves are as follows:

Prior Plans	Available Share Reserve as of December 31, 2009
2000 Stock Option Plan	1,215
2001 Stock Option Plan	212,098
2002 Stock Option Plan	200,414
2003 Outside Director Stock Option Plan	652,500
2008 Employment Inducement Award Plan	94,986
Total:	1,161,213

Another purpose of the Consolidated Plan is to promote the success and enhance the value of our company by linking the personal interests of employees and the members of our Board to those of our shareholders.  We believe that to be successful, our employees need to think like owners.  Consistent with this philosophy, our equity program continues to be broad-based to provide us with a competitive advantage in our efforts to hire and retain top talent.  In order to continue to make grants of equity in accordance with the compensation philosophy adopted by the Compensation Committee, our Compensation Committee and the Board have approved and are asking you to approve the Consolidated Plan.

The Consolidated Plan is drafted to comply with Section 162(m) of the U.S. Internal Revenue Code, as amended ("Code"), which generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to certain of our executive officers unless such compensation is based on objective performance goals that are approved by our shareholders.  To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including (1) the performance goals, (2) the group of employees whose compensation would be subject to the performance goals, and (3) the maximum amount payable to an executive officer, must be disclosed to, and approved by, our shareholders.  Section 162(m) requires that the disclosure to our shareholders be specific enough for them to determine the maximum amount of compensation that could be payable to the employee under a performance goal during a specified period.

Material Terms of the Consolidated Plan

The material terms are as follows:

Authorized Shares; Limits on Awards; Lapsed Awards.  The maximum number of common shares that may be issued or transferred pursuant to awards under the Consolidated Plan equals 1,161,213, plus the amount of common shares subject to outstanding awards under the Prior Plans that expire, are terminated or are cancelled without having been exercised or settled in full.  The maximum number of shares that may be subject to incentive stock option treatment is 1,161,213.  The total number of shares that may be issued for awards to any single participant during a calendar year (i) for stock options and Stock Appreciation Rights ("SARs") is 580,606, (ii) for restricted stock, restricted stock units performance shares, performance units and other stock-based awards (excluding stock options and SARs) is 580,606, and (iii) for cash awards is $2,000,000.

Eligible.  Persons eligible to receive awards under the Consolidated Plan include our officers, employees, consultants and member of our Board.  The Administrator determines from time to time the participants to whom awards will be granted.

Performance Goals.  The performance goals for awards intended to qualify as “performance-based compensation” under Section 162(m) will be based on measurable and attainable financial targets selected by the compensation committee from the following list with respect to the company or its subsidiaries, divisions or other business units: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; and revenue before deferral.

Material Features of the Consolidated Plan

The following summary of the principal terms of the Consolidated Plan is qualified in its entirety by the full text of such Consolidated Plan, which has been filed as an exhibit to this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov.  You may also obtain, free of charge, a copy of the Consolidated Plan by writing to our Corporate Secretary at Multimedia Games, Inc., 206 Wild Basin Road South, Building B, Austin, Texas 78746.

Purpose.  The purpose of our Consolidated Plan is to attract and retain employees by providing them with additional incentives, and to promote the success of our company's business.

Administration.  Our Board or one or more committees appointed by our Board will administer the Consolidated Plan.  For this purpose our Board has delegated general administrative authority for the Consolidated Plan to the Compensation Committee.  A committee may delegate some or all of its authority with respect to the Consolidated Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of our company.  (The appropriate acting body, be it our board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.”)  The Administrator determines the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award.  Along with other authority granted to the Administrator under the Consolidated Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) approve form award agreements, (v) determine the terms and conditions of awards, (vi) amend outstanding awards, and (vii) allow participants to satisfy withholding tax obligations through a reduction of shares.

Adjustments or Changes in Capitalization.  In the event of any change in the outstanding shares of common stock by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects our common stock, the aggregate number of shares of common stock available under the Consolidated Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.  In addition the Administrator may adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting us or in response to changes in applicable laws, regulations or accounting principles.

Incentive Awards.  The Consolidated Plan authorizes stock options, SARs, restricted stock, restricted stock units, performance-based awards, as well as other awards (described in the Consolidated Plan) that are responsive to changing developments in management compensation.  The Consolidated Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be paid or settled in cash.  An option or SAR will expire, or other award will vest in accordance with the schedule set forth in the applicable award agreement.

Stock Option.  A stock option is the right to purchase common shares at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant.  An option may either be an Incentive Stock Option (“ISO”) or a nonstatutory stock option (“NSO”).  ISO benefits are taxed differently from NSOs, as described under “Federal Income Tax Treatment of Awards under the Consolidated Plan,” below.  ISOs also are subject to more restrictive terms and are limited in amount by the Code and the Consolidated Plan.  Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs.  A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR.  The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant.  SARs may be granted in connection with other awards or independently.

Restricted Stock.  A restricted stock award is typically for a fixed number of common shares subject to restrictions.  The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares.  A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator.  The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

Restricted Stock Units.  A restricted stock unit is similar to a SAR except that it entitles the recipient to receive an amount equal to the fair market value of a common share.

Acceleration of Awards; Possible Early Termination of Awards.  Subject to the terms of the award agreement, upon a change in control of our company, outstanding awards under the Consolidated Plan will be assumed or substituted on the same terms.  However, if the successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable.  For this purpose a change in control is defined to include certain changes in the majority of our Board, the sale of all or substantially all of our company's assets, and the consummation of certain mergers or consolidations.

Transfer Restrictions.  Subject to certain exceptions, awards under the Consolidated Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the Consolidated Plan.  Our Board may amend or terminate the Consolidated Plan at any time and in any manner.  Unless required by applicable law or listing agency rule, shareholder approval for any amendment will not be required.  Unless previously terminated by our Board, the Consolidated Plan will terminate on March 23, 2020.  Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Federal Income Tax Treatment of Awards under the Consolidated Plan

Federal income tax consequences (subject to change) relating to awards under the Consolidated Plan are summarized in the following discussion.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For “NSOs”, our company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  For ISOs, our company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise.  The current federal income tax consequences of other awards authorized under the Consolidated Plan generally follow certain basic patterns:  SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  Our company will generally have a corresponding deduction at the time the participant recognizes income.  However, as for those awards subject to ISO treatment, our company would generally have no corresponding compensation deduction.

If an award is accelerated under the Consolidated Plan in connection with a change in control (as this term is used under the Code), our company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by our company in certain circumstances.

New Plan Benefits

Awards are subject to the discretion of the Administrator.  Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Consolidated Plan.

Equity Compensation Plan Information

The following provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2009.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and right ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans
approved by security holders (1)	4,306,359	$6.26	1,066,227
Equity compensation plans
not approved by security holders (2)	2,465,014	4.40	94,986
Total	6,771,373	$5.59	1,161,213

(1)	Includes the 1996 Stock Incentive Plan, 2000 Stock Option Plan, the 2001 Stock Option Plan, the 2002 Stock Option Plan, and the 2003 Outside Director Stock Option Plan.
(2)	Represents 94,986 shares of common stock reserved for issuance under our 2008 Employment Inducement Plan.

Vote Required

The affirmative vote of the holders of the majority of the shares entitled to vote on, and who vote for, against, or expressly abstain with respect to Proposal Two, is required to approve adoption of the Consolidated Equity Incentive Plan.

Recommendation of Our Board of Directors

Upon the recommendation of the Compensation Committee, our Board of Directors recommends that the shareholders vote “FOR” the approval of the Consolidated Equity Incentive Plan.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected BDO Seidman, LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2010. BDO Seidman, LLP has served as our independent registered public accountants since their appointment in our 1999 fiscal year. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

	Year Ended	Year Ended
	2009	2008
Audit Fees	$694,048	$892,947
Audit-Related Fees	128,500	145,000
Tax Fees	132,349	128,251
All Other Fees	—	—
Total	$934,897	$1,166,198

Audit Fees. Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting including in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and other statutory or regulatory filings.

Audit-Related Fees. Audit-Related Fees are fees for assurance and related services. This category includes fees related to assistance in employee benefit and compensation plan audits, SAS 70 audits and consulting on financial accounting/reporting standards.

Tax Fees. Tax Fees primarily include professional services performed with respect to preparation and review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation. Tax fees also include professional fees related to research and development tax credit studies.

All Other Fees. All other Fees includes the aggregate fees for products and services provided by BDO Seidman, LLP that are not reported under “Audit Fees,” “Audit Related Fees” or “Tax Fees.” There were no other fees in the fiscal years ended September 30, 2009 and 2008.

The Audit Committee has also adopted procedures for pre approving all audit and non-audit services provided by BDO Seidman, LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee has considered whether the provision by BDO Seidman, LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of BDO Seidman, LLP, and has concluded that such services are compatible with BDO Seidman, LLP’s independence as our auditors.

Shareholder ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of BDO Seidman, LLP is being submitted to the shareholders for ratification. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present or represented at the annual meeting, and that actually vote for or against Proposal Three.

Recommendation of Our Board of Directors

Upon the recommendation of the Audit Committee, our Board of Directors recommends that the shareholders vote “FOR” the ratification of BDO Seidman, LLP as our independent registered public accountants for our fiscal year ending September 30, 2010.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of January 22, 2010 by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each Named Executive Officer as identified on page 22, and (iv) all of our directors and executive officers as a group:

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
Baupost Group LLC/MA	2,600,000(3)	9.5%
PAR Investment Partners, L.P.	2,344,723(4)	8.6%
Dolphin Limited Partnership III, L.P.	1,887,935(5)	6.9%
Dimensional Fund Advisors, Inc.	1,767,623(6)	6.5%
Epoch Investment Partners, Inc.	1,624,383(7)	6.0%
Anthony M. Sanfilippo	2,061,800(8)	7.1%
Randy S. Cieslewicz	0	*
Adam D. Chibib	298,333(9)	1.1%
Patrick J. Ramsey	365,000(10)	1.3%
Virginia E. Shanks	310,000(11)	1.1%
Uri L. Clinton	325,000(12)	1.1%
Michael J. Maples, Sr.	107,500(13)	*
Robert D. Repass	202,500(14)	*
Neil E. Jenkins	30,000(15)	*
Emanuel R. Pearlman	50,160(16)	*
Justin A. Orlando	1,897,935(17)	7.0%
Stephen J. Greathouse	35,000(18)	*
All executive officers and directors (13 persons) as a group	5,933,228(19)	19.3%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise noted, the address for all officers and directors is the address of our principal executive offices at 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas 78746.
(2)
Percentages of ownership are based on 27,310,795 shares of common stock outstanding on January 22, 2010. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 22, 2010, are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.

(3)
Pursuant to Schedule 13G/A dated February 12, 2009, filed with the Securities and Exchange Commission, Baupost Group, LLC/MMA reported that as of December 31, 2008, it had sole voting power over 2,600,000 shares and sole dispositive power of 2,600,000 shares and that its address is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(4)
Pursuant to Schedule 13G/A dated February 17, 2009, filed with the Securities and Exchange Commission, PAR Investment Partners, L.P. reported that as of December 31, 2008, it had sole voting power over 2,344,723 shares and sole dispositive power of 2,344,723 shares and that its address is One International Place, Suite 2401, Boston, Massachusetts 02110.

(5)
Pursuant to Schedule 13D/A dated January 8, 2009, filed with the Securities and Exchange Commission, Dolphin Limited Partnership III, L.P. reported that as of December 26, 2008, it and certain related entities had shared voting power over 1,887,935 shares and shared dispositive power over 1,887,935 shares. Dolphin Limited Partnership III, L.P.’s address is 96 Cummings Point Road, Stamford CT 06902.

(6)
Pursuant to Schedule 13G/A dated February 9, 2009, filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. reported that as of December 31, 2008, it had sole voting power over 1,722,617 shares and sole dispositive power over 1,767,623 shares and that its address is 1299 Ocean Avenue, Santa Monica, California 90401.

(7)
Pursuant to Schedule 13G/A dated February 17, 2009, filed with the Securities and Exchange Commission, Epoch Investment Partners, Inc. reported that as of December 31, 2008 it and certain related entities had shared voting power over 1,624,383 shares and shared dispositive power of 1,624,383 shares and that its address is 640 5th Avenue, 18th Floor, New York, New York 10019.

(8)	Consists of (i) 461,800 shares owned by Mr. Sanfilippo, and (ii) 1,600,000 shares issuable upon the exercise of stock options that are currently exercisable.

(9)	Consists of (i) 15,000 shares owned by Mr. Chibib, and (ii) 283,333 shares issuable upon the exercise of stock options that are currently exercisable.
(10)	Consists of 365,000 shares issuable upon the exercise of stock options that are currently exercisable.
(11)	Consists of 310,000 shares issuable upon the exercise of stock options that are currently exercisable.
(12)	Consists of 325,000 shares issuable upon the exercise of stock options that are currently exercisable.
(13)	Consists of (i) 30,000 shares owned by Mr. Maples, and (ii) 77,500 shares issuable upon the exercise of stock options that are currently exercisable.
(14)	Consists of 202,500 shares issuable upon the exercise of stock options that are currently exercisable.
(15)	Consists of 30,000 shares issuable upon the exercise of stock options that are currently exercisable.
(16)
Mr. Pearlman’s interest consists of (i) 19,960 shares owned by Beach Lane Opportunity, LLC, (ii) 200 shares of which are directly owned by Mr. Pearlman and (iii) 30,000 shares issuable upon the exercise of stock options. Mr. Pearlman is the Chief Executive Officer and majority member of Liberation Investment Group, LLC and managing member of Beach Lane Opportunity, LLC, and may be deemed to share voting and dispositive power over the shares held by each of Liberation Investment Group, LLC and its related entities and Beach Lane Opportunity, LLC.

(17)
Consists of (i) 1,887,935 shares held by Dolphin Limited Partnership III, L.P. (see Footnote 5 above) and (ii) 10,000 shares issuable upon the exercise of stock options that are currently exercisable.  Mr. Orlando may be deemed to share voting and dispositive power with respect to the shares held by Dolphin Limited Partnership III, L.P. Mr. Orlando disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(18)	Consists of (i) 25,000 shares owned by Mr. Greathouse, and (ii) 10,000 shares issuable upon the exercise of stock options that are currently exercisable.
(19)	Consists of (i) 542,000 shares owned directly, (ii) 1,907,895 shares owned indirectly, and (iii) 3,483,333 shares issuable upon the exercise of stock options that are currently exercisable.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the operating effectiveness of the Company's internal controls over financial reporting and for issuing a report thereon.

Based on the Audit Committee’s:

▪	Review of our audited consolidated financial statements for our fiscal year ended September 30, 2009;
▪	Discussions with our management regarding our audited financial statements;
▪
Discussion with our independent registered public accounting firm regarding matters required to be discussed by Statement on Auditing Standards No. 114 (“The Auditor’s Communication With Those Charged With Governance”), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning its independence, and has discussed with their independence from the Company and its management; and

▪	Other matters the Audit Committee deemed relevant and appropriate.

The Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for our fiscal year ended September 30, 2009, be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2009, for filing with the SEC.

AUDIT COMMITTEE Robert D. Repass, Chairman Michael J. Maples, Sr. Stephen J. Greathouse

OFFICERS AND DIRECTORS

Set forth below is information regarding the executive officers and directors of the Company as of January 28, 2010.

Name	Age	Positions and Offices
Anthony M. Sanfilippo	51	President, Chief Executive Officer and Director
Adam D. Chibib	43	Senior Vice President and Chief Financial Officer
Patrick J. Ramsey	36	Senior Vice President and Chief Operating Officer
Virginia E. Shanks	49	Senior Vice President and Chief Marketing Officer
Uri L. Clinton	37	Senior Vice President, General Counsel, and Corporate Secretary
Michael J. Maples, Sr. (1) (2)	67	Director, Non-Executive Chairman of the Board
Robert D. Repass (1) (2)	49	Director
Emanuel R. Pearlman (1) (3) (4)	49	Director
Neil E. Jenkins (3)	60	Director
Stephen J. Greathouse (2)	58	Director
Justin A. Orlando (3)	39	Director

(1)	Member of the Governance Committee. Mr. Pearlman is Chairman of the committee.
(2)	Member of the Audit Committee. Mr. Repass is Chairman of the committee.
(3)	Member of the Compensation Committee. Mr. Jenkins is Chairman of the committee.
(4)	Mr. Pearlman is not standing for re-election as a member of the Board of Directors at the annual meeting.

Officers

Anthony M. Sanfilippo joined us as President, Chief Executive Officer and director in June 2008. Mr. Sanfilippo brings to Multimedia Games more than 25 years of gaming industry experience.  Prior to joining Multimedia Games, Mr. Sanfilippo was employed with Harrah’s Entertainment, Inc. (Harrah’s), the world's largest casino company and a provider of branded casino entertainment. While at Harrah’s, Mr. Sanfilippo served as President of both the Western Division (2003-2004) and the Central Division (1997-2002 and 2004-2007), overseeing the operations of more than two dozen casino and casino-hotel destinations. Mr. Sanfilippo was also part of the senior management team that led the successful integration of numerous gaming companies acquired by Harrah's, including Jack Binion's Horseshoe Casinos, the Grand Casino & Hotel brand, Players International, and Louisiana Downs Racetrack. In addition to his duties as divisional President, Mr. Sanfilippo was also President and Chief Operating Officer for Harrah's New Orleans and a member of the Board of Directors of Jazz Casino Corporation prior to its acquisition by Harrah's. Mr. Sanfilippo has directed tribal gaming operations in Arizona, California and Kansas, and has held gaming licenses in most states that offer legalized gambling.

Adam D. Chibib was appointed Chief Financial Officer of Multimedia Games in February 2009. Mr. Chibib brings over 20 years of financial management and technology industry experience to the Company, as well as relevant public company experience. Prior to joining us, Mr. Chibib ran a financial consulting practice as a sole proprietor, where he assisted early-stage technology companies with debt and equity fund raising, business model and process improvement implementation, and merger and acquisition advisory services. Mr. Chibib previously served as Chief Financial Officer at NetSpend Corporation (June 2007-July 2008); as Interim Chief Financial Officer at Internet RIET while also working as a consultant with GrowLabs, LLC (January 2006-June 2007); as Chief Financial Officer at Tippingpoint Technologies (January 2004-January 2006); as Chief Financial Officer at Waveset Technologies (April 2003-December 2003); and as Chief Financial Officer at BroadJump, Inc. (November 1998-March 2003). In each case he was an integral member of the senior management teams that consistently improved revenues and cash flow and was responsible for all internal operations. In addition, as Controller at Tivoli Systems (February 1997-January 1999), Mr. Chibib’s responsibilities included managing the worldwide accounting and treasury functions of a $1 billion software company. Mr. Chibib has also held various positions, including senior level positions, at Coopers & Lybrand, LLP and Price Waterhouse, LLP. Mr. Chibib received a B.B.A. in Accounting from the University of Texas at Austin. He is a Certified Public Accountant.

Patrick J. Ramsey became our Chief Operating Officer in September 2008. Previously, Mr. Ramsey was employed as the Vice President and Executive Associate to the Vice Chairman of Harrah’s Entertainment, Inc. from November 2007 through September 2008, where he worked on domestic and international development, design and construction, and sports and entertainment. Prior to joining the corporate office of Harrah’s Entertainment in Las Vegas, Mr. Ramsey worked as the Vice President of Slot Operations, Slot Performance, and Security Operations at Caesars Atlantic City (May 2006-November 2007). Mr. Ramsey has held several other positions with Harrah’s Entertainment, Inc., including roles in the Central Division headquarters based in Memphis (November 2004-May 2006) and at several of the Chicagoland properties (June 2003-November 2004). Mr. Ramsey received a B.A. in Economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University.

Virginia (Ginny) E. Shanks joined us as Chief Marketing Officer in July 2008. Ms. Shanks brings to Multimedia Games more than 25 years of marketing experience in gaming entertainment, most recently as Senior Vice President of Brand Management for Harrah's Entertainment, Inc., the world's largest casino company and provider of branded casino entertainment. During her time with Harrah's Entertainment, Ms. Shanks was responsible for maximizing the value of the company's key strategic brands – Caesars, Harrah's, and Horseshoe Casinos; the Total Rewards player loyalty program; and the World Series of Poker. In addition to setting overall corporate brand strategy, Ms. Shanks oversaw sports and entertainment marketing, strategic alliances, consumer insights, public relations, and nationwide casino promotions. Ms. Shanks holds a Bachelor of Science degree from University of Nevada-Reno.

Uri L. Clinton joined us as General Counsel and Secretary in August 2008. Mr. Clinton serves as chief legal counsel for all business operations, corporate governance, regulatory compliance and licensing in the Legal Affairs Department. Mr. Clinton's professional experience includes more than 10 years of business and legal experience including six years in the Law Department at Harrah's Entertainment, Inc. (August 2002-August 2008), most recently serving as Vice President of Legal Affairs for its Central Division. In that capacity and in earlier positions, Mr. Clinton served as business operations and regulatory compliance legal counsel for more than 13 casino/hotels located in seven Native American and commercial gaming jurisdictions. Additionally, Mr. Clinton served as lead counsel for several of Harrah's enterprise-wide departments and initiatives, including its National Casino Marketing Air Charter program, Risk Management Department, Corporate Diversity, and the 2004 integration of several Horseshoe branded casinos into the Harrah's corporate structure. Mr. Clinton received a B.A. in Political Science from the University of Nevada-Las Vegas in 1994, a Juris Doctorate from Gonzaga University School of Law in 1997, and an MBA from the Vanderbilt University Owen Graduate School of Management in 2007.

Directors

For additional information about the non-employee nominees for director, see “Proposal One-Election of Directors.”

Section 16(A) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, the executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock.  Based upon the copies of Section 16(a) reports which we prepared or for which we received from such persons for their fiscal year 2009 transactions in the common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, except Mr. Roemer, the Company’s Vice President of Sales, filed a Form 4 on January 27, 2009 reporting a transaction that occurred on January 13, 2009 and Mr. Sanfilippo filed a Form 4 on February 20, 2009 reporting a transaction that occurred on February 13, 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the following:

▪	The objectives of our executive compensation program, including the behaviors and results it is designed to encourage and reward;
▪	The roles and responsibilities of management and the Compensation Committee in the governance of our executive compensation program;
▪	The elements of our executive compensation program and its purposes; and
▪	The Compensation decisions with respect to our fiscal year ended September 30, 2009.

Objectives of the Executive Compensation Programs

The objective of our executive compensation program is to align the compensation paid to our executive officers with shareholder and customer interests (on both a short-term and long-term basis); attract, retain and motivate highly qualified executive talent; and provide appropriate rewards for achievement of business objectives and growth in shareholder value. It is the Company’s objective that executive compensation be directly related to the achievement of our planned goals, and the enhancement of corporate and shareholder value. The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty. In addition, the technology-related experience and skills of our executive officers have applications to many other industry sectors besides our own. As a result, there is substantial demand for qualified, experienced executive personnel of the type we need to achieve our objectives. The Compensation Committee considers it crucial that the Company be assured of retaining and rewarding our senior executives, who are essential to the attainment of our long-term goals.

For these reasons, the Compensation Committee believes the Company’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

For the purposes of this Compensation Discussion and Analysis, the capitalized term “Named Executive Officers” (or “NEOs”) refers to the executives who are named in the Summary Compensation Table below. Included among the NEOs are Messrs. Anthony M. Sanfilippo, Adam D. Chibib, Randy S. Cieslewicz, Patrick J. Ramsey, Uri L. Clinton, and Ms. Virginia E. Shanks.

Determining Executive Compensation

Our management and the Compensation Committee strive to maintain an executive compensation program that is structured to provide the executive officers with a total compensation package that, at expected levels of performance, is competitive with those provided to other executives holding comparable positions or having similar qualifications in other similarly situated organizations in our industry and the general market. Both management and the Compensation Committee are involved in the development, review and evaluation of our executive compensation programs. The Compensation Committee has sole responsibility for the approval of such programs, and has the sole authority to change our compensation practices at any time. The roles and responsibilities are described below.

Management. Our management works with our Board of Directors to set the strategic direction for the Company and strives to design and maintain compensation programs that motivate behaviors among the executive officers that are consistent with the Company’s strategic goals and objectives. Each year, the Chief Executive Officer, with assistance from other members of management, as appropriate, conducts a review process covering each of the executive officers reporting to the Chief Executive Officer. This annual review process focuses on an evaluation of overall Company performance and the performance of each such executive officer, including an evaluation of compensation levels delivered through each element of compensation (as described below), competitive practices and trends, and specific compensation issues as they arise. Based on the outcomes of this review process, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the executive officers reporting directly to him. This recommendation typically provides information regarding adjustments, if any, to base salaries, annual incentive bonus award payments, and equity-based incentive awards.

During fiscal year 2009, the Company successfully recruited Mr. Chibib to join the Company as its Chief Financial Officer after Mr. Cieslewicz, the Company’s former Chief Financial Officer, resigned from the Company effective February 15, 2009.  The compensation arrangement with Mr. Chibib is described below in the section titled “Potential Payments Upon Termination or Change-in-Control.” The Board of Directors believes the addition of Mr. Chibib is important to the development and execution of financial objectives that will guide the Company’s future and support the creation of shareholder value.

Compensation Committee. The Company’s Board of Directors established the Compensation Committee in 1996 at the time of our initial public offering. The Compensation Committee operates pursuant to a charter, which is available on the “Investor Relations” page of the Company’s website at www.multimediagames.com. As stated in the charter, the purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and directors. The current members of the Compensation Committee are Messrs. Jenkins (Chairman), Pearlman and Orlando, who are each “independent” directors, as required by Nasdaq Marketplace Rules. The Compensation Committee convened twelve times during fiscal year 2009 to discuss Company compensation programs and issues.

The Compensation Committee has overall responsibility for the approval of executive and director compensation programs that are appropriate, consistent with the Company’s compensation philosophy, and support the Company’s business goals and objectives. Specifically, the Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of the executive officers. The Compensation Committee also approves all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers. The Compensation Committee is also responsible for reviewing and making periodic recommendations to the Board regarding the compensation of directors.

Each year, the Compensation Committee reviews the compensation recommendations submitted by the Chief Executive Officer. In general, the Chief Executive Officer’s recommendations consider the following:

▪	Performance versus stated individual and Company business goals and objectives;
▪	Internal equity (i.e., considering the pay for similar jobs and jobs at different levels within the Company) and the critical nature of each Executive Officer to the Company’s past and future success;
▪	The need to retain talent; and
▪	The compensation history of each Executive Officer, including the value and number of stock options awarded in prior years.

The Compensation Committee believes that input from management provides useful information and perspective to assist the Committee with the determination of its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

In making decisions on each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, the executive officer’s responsibilities, and the competitive posture of the executive officer’s current compensation. The Compensation Committee also evaluates each executive officer’s performance through reviews of objective results (both Company and individual results), reports from the Chief Executive Officer and other senior management regarding the executive’s effectiveness in supporting the Company’s key strategic, operational and financial goals and, in some cases, personal observation.

The base salary and bonus opportunity of our Chief Executive Officer and our other NEO’s are set forth in their respective employment agreements.  With respect to the compensation of the Chief Executive Officer, the Compensation Committee is responsible for the periodic review and approval of his total compensation, including annual incentive bonus structure and equity-based incentive compensation. The Compensation Committee also develops annual performance goals and objectives, and conducts an evaluation of the Chief Executive Officer’s performance relative to these goals and objectives. On a discretionary basis the Compensation Committee considers and discusses the Chief Executive Officer’s compensation in executive session without the Chief Executive Officer present.

The Compensation Committee has the sole authority to obtain advice from consultants, legal counsel, accounting, or other advisors, as appropriate, to perform the Committee’s duties and responsibilities. The Compensation Committee engaged Hewitt Associates, a compensation consultant, to assist with a review and evaluation of the compensation programs for its executive officers for the fiscal year ended September 30, 2009, with the objective of determining what, if any, changes should be made to the incentive compensation components in future periods.

Elements of Executive Compensation

Management and the Compensation Committee strive to implement executive compensation programs that are designed to attract and retain individuals who possess the qualities necessary to successfully execute the Company’s business strategy, and to support the Company’s long-term financial success and drive shareholder value. The key elements of our executive compensation program are as follows:

Element	Objectives and Basis	Form
Base Salary	Provide base compensation that reflects each Executive Officer’s responsibilities, tenure and performance and is competitive for each role.	Cash

Annual Incentive Bonus	Provide annual incentive to drive Company and individual performance.	Cash and/or equity

Equity-Based Incentives
Provide long-term incentives to drive Company performance and align the Executive Officers’ interests with shareholders’ interests; retain Executive Officers through vesting and potential wealth accumulation.
Stock options

Health and Welfare Benefits	Provide for the health and wellness of our Executive Officers.	Various plans (described below)

Retirement and Savings Plan	Assist employees with retirement savings and capital accumulation on a tax-advantaged basis.	401(k) Plan, with Company matching contributions.

Discretionary Bonuses and Awards
Attract top executive talent from outside the Company; retain Executive Officers through vesting and potential wealth accumulation; and recognize promotions and significant individual contributions to the Company.
Cash and stock options

Severance and Change-in- Control Benefits
Provide financial security to Executive Officers and protect Company interests in the event of the termination of employment; promotes balanced analysis of strategic opportunities; attract and retain top executive talent.
Cash severance and acceleration of vesting of nonvested outstanding stock options

Cash Compensation

The Company believes that annual cash compensation should be paid commensurate with executive talent and experience, and attained performance. Accordingly, our cash compensation consists of fixed base compensation, paid in the form of an annual base salary, and an annual incentive bonus program that is designed to motivate and serve as a reward for the Company’s overall performance. The Compensation Committee supports management’s compensation philosophy of moderate fixed compensation with the potential for significant bonuses for achieving performance-related goals. Base salary and bonus award decisions are made as part of the Company’s structured annual review process.

Base Salary. Base salaries are paid to our executive officers to provide an appropriate fixed component of compensation. The base salary paid to each executive officer generally reflects the officer’s responsibilities, tenure, individual job performance, measurable contribution to our success, special circumstances, and pay levels of similar positions with comparable companies in the industry. Management and the Compensation Committee review the base salary of each executive officer, including the Chief Executive Officer, on an annual basis. When reviewing each executive officer’s base salary, the Compensation Committee considers the level of responsibility and complexity of the executive officer’s job, whether individual performance in the prior year was particularly strong or weak, how the executive officer’s salary compares to the salaries of other Company executives, and salaries paid for the same or similar positions. In addition to these annual reviews, management and the Committee may, at any time, review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive recruitment. Any adjustments are based on increases in the cost of living, job performance of the executive officer over time, and the expansion of duties and responsibilities, if any. No pre-determined weight or emphasis is placed on any one of these factors.

The following table summarizes the base salaries for each of the Named Executive Officers during the fiscal year ended September 30, 2009:

Name	Annual Base Salary Effective 10/01/2008	Adjustments	Annual Base Salary Effective 09/30/2009
Anthony M. Sanfilippo	$450,000	—	$450,000
Adam D. Chibib (1)	—	—	$250,000
Randy S. Cieslewicz (2)	$235,000	—	—
Patrick Ramsey	$300,000	—	$300,000
Virginia E. Shanks	$250,000	—	$250,000
Uri L. Clinton	$250,000	—	$250,000

(1)	Mr. Chibib was hired as Senior Vice President, Chief Financial Officer of the Company effective February 10, 2008. Additional details regarding the terms of his employment are provided below.
(2)	On December 1, 2008, Mr. Cieslewicz, the Company’s former Chief Financial Officer, resigned from the Company effective February 15, 2009.

The base salary for Mr. Chibib, as the Company’s recently-hired Senior Vice President and Chief Financial Officer, was the result of negotiations between the Company and Mr. Chibib. The Company believes that Mr. Chibib’s salary is appropriate, competitive, and is necessary to attract the caliber of executive-level talent that Mr. Chibib possesses.  Mr. Chibib’s salary level was agreed to based upon Mr. Chibib’s salary level at his previous employers, the roles and positions he would be assuming with Multimedia Games, and other career opportunities that Mr. Chibib was considering.

Annual Incentive Bonus. The Company’s annual incentive bonus program is intended to motivate the NEOs to achieve superior Company financial performance, recognize and reward the executive officers for their contributions when superior annual performance is achieved, and provide compensation opportunities which are aligned with competitive practices. The program is designed so that for Mr. Sanfilippo, the Company’s Chief Executive Officer, the annual incentive bonus could potentially be the largest component of cash compensation only if the Chief Executive Officer and the Company are able to meet or exceed performance-related goals that, if attained, are expected to result in an increase in overall company and shareholder value. Bonus award payments are typically made in the first quarter of the fiscal year following the year in which they were earned.

Historically under our annual incentive bonus program, the NEOs did not have pre-set performance goals or annual bonus targets, expressed as a percentage of base salary. Rather, an annual incentive bonus pool was funded as a percentage of the Company reported pre-tax income, which was the sole corporate measure of performance for the funding of an incentive bonus pool. The bonus pool funding percentage was developed and approved by the Board of Directors periodically, based on the Company’s expected performance and an assessment of appropriate awards the annual incentive bonus pool might generate given different performance levels. If the Company’s performance resulted in the funding of the annual incentive bonus pool, then the Chief Executive Officer would have recommended to the Compensation Committee a bonus award amount for each of the other NEOs. The Chief Executive Officer’s recommendations would have been based on his assessment of each such NEOs contribution to the execution of the Company’s business plans. The Compensation Committee would have considered the Chief Executive Officer’s recommendations, and made changes to the recommended award amounts, as appropriate. The Chief Executive Officer’s bonus award was determined solely by the Compensation Committee based on its evaluation of his performance.

With the hiring of several new executive officers during fiscal year 2008, the Company has implemented a new annual incentive approach. Under this approach, each of the Executive Officers is assigned a target annual bonus opportunity, expressed as a percentage of the executive’s annual base salary. Subject to the achievement of pre-established performance targets developed by the Compensation Committee in consultation with management, the Executives Officers may earn an annual incentive bonus award above or below the bonus target opportunity. The Compensation Committee determined that a target-based annual incentive approach would allow for greater alignment between annual bonus awards and Company performance than the previous approach. Specifically, the Compensation Committee believes that the proposed target-based annual incentive approach will facilitate the use of performance measures that are aligned with the creation of shareholder value, and thus provide a direct incentive for Executive Officers to perform.

The Compensation Committee has evaluated potential annual incentive bonuses for fiscal year 2009, and throughout the year worked with management to develop a cash incentive program aligned with both our short-term operating and long-term strategic objectives.  On June 2, 2009, the Compensation Committee gave final approval of a Management Bonus Plan exclusively for 2009, in recognition that 2009 was a transition year for both the operational and financial performance of the Company.

The 2009 Management Bonus Plan is designed to incentivize management to build shareholder value by achieving Company financial targets as well as certain operational objectives designed to improve future Company performance.

The 2009 Management Bonus Plan, approved by the Compensation Committee, is comprised of two components, each of which represents fifty percent of the overall target bonus opportunity: (i) individual management objectives set by the participant’s manager, or set by the Board in the case of Chief Executive Officer; and (ii) a financial component which will be based on the Company’s EBITDA performance (EBITDA is defined as Earnings Before Interest, Taxes, Amortization, Depreciation and Accretion of Contract Rights) as adjusted, and, for the Executive Officers, including the NEO’s, a cash flow target achieved by the Company as adjusted for certain non-cash and extraordinary items. Additionally, the Compensation Committee determined that a partial pro-rata cash bonus would be paid if the Company achieved a minimum annualized performance threshold and that the NEOs were eligible to receive up to 100% of their bonus objectives, except the Company’s Chief Executive Officer who is entitled to receive up to 300% of his bonus objective, if the Company exceeds the defined annualized performance goals.  The Committee retained the discretion to modify or adjust financial targets and bonus objectives based on its business judgment.

For each of the financial component metrics chosen under the 2009 Management Bonus Plan, the NEO bonus payout targets and our actual performance for fiscal year ended September 30, 2009 can be summarized as follows:

	Weighting	Target Performance (3)	Maximum Bonus Level Performance (3)	Actual 2009 Performance
Adjusted EBITDA(1)	25%	$72,000,000	$82,000,000	$69,000,000
Cash Flow Target (2)	25%	$(4,600,000)	$16,000,000	$14,000,000

(1)	Adjusted EBITDA is based upon but not identical to Adjusted EBITDA as defined in the Company’s credit agreement.
(2)	As adjusted for certain items.
(3)	Target award maximum was chosen pursuant to our employment agreements with our NEOs as further discussed in “Potential Payments Upon Termination or Change-in-Control” beginning on page 29.

Individual performance objectives were discussed among management and the Compensation Committee and were tailored to the specific roles and responsibilities of each NEO.  In the case of Mr. Sanfilippo, individual management objectives included development of a Board-approved 2010 operating plan, pursuing a strategy of increasing the licensed jurisdictions in which the Company operates, maintaining compliance with the Company’s covenants under its credit facility, and certain other targeted operating goals.  In the case of the remaining NEO’s, individual management objectives included development of the 2010 operating plan, development of longer-term strategic and operating plans, controlling operating and capital expenditures, resolving outstanding litigation and disputes, and developing certain new customer relationships and improving existing customer relationships.

Payments under the 2009 Management Bonus Plan were approved by the Compensation Committee on November 9, 2009, after the Compensation Committee reviewed tally sheets which summarized the total compensation paid for each of the Executive Officers and consulted with Hewitt Associates.  Bonuses for the NEOs are consistent with the bonus structure set forth in each of the NEOs employment agreements and were paid after confirmation of achieved targets by the Compensation Committee.  In making its determination regarding the achievement of performance targets, the Compensation Committee determined it was appropriate to consider the financial impact of market developments (such as the impact of swine flu and the temporary closure of a significant customer facility) deemed to be outside the control of management and that affected Adjusted EBITDA.  The Compensation Committee also considered that the Company substantially exceeded its free cash flow target, and that each NEO had met or exceeded his or her individual performance objectives.  Considering the relevant factors, the Compensation Committee determined to pay the annual cash incentive bonus at the “on target” level for Fiscal 2009.  For fiscal year 2009, each of our NEOs earned bonuses, which were paid during fiscal year 2010.

For our fiscal year ended September 30, 2009, the bonus opportunity and the amount paid in 2010 for our NEOs is reflected in the following table and in the “Summary Compensation Table.”

Name	Target Award (% of Base Salary)	Maximum Adjusted Target Award (% of Base Salary)	Actual Award (% of Base Salary)	Actual Award ($)
Anthony M. Sanfilippo	150%	300%	150%	$675,000
Adam D. Chibib(1)	60%	100%	60%	$91,730
Patrick J. Ramsey	60%	100%	60%	$180,000
Virginia E. Shanks	60%	100%	60%	$150,000
Uri L. Clinton	60%	100%	60%	$150,000

(1)
Mr. Chibib was entitled to receive $20,000 per quarter based on quarterly performance objectives during his first year of employment with the Company, and received an additional $40,000 in fiscal year 2009.  Mr. Chibib also received a $15,000 sign on bonus.  Neither of these bonuses is reflected in the above chart.

Mr. Sanfilippo earned a bonus award of $675,000 in recognition of his service during fiscal year 2009 under the terms of his employment agreement, which provides him with a target bonus opportunity equal to 150% of his base salary, and a maximum bonus opportunity of 300% of his base salary.  The Board of Directors’ assessed Mr. Sanfilippo’s overall performance relative to his performance objectives and determined to award Mr. Sanfilippo with an “on target” bonus.  This award entitled Mr. Sanfilippo to a bonus award equal to 150% of the base salary he earned during the fiscal year 2009.  The other NEOs met their objectives, and were awarded a bonus equal to 60% of their respective base salaries earned during the fiscal year 2009.  These awards are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Equity-Based Incentives

We provide our Executive Officers with long-term compensation in the form of equity-based incentives, which are intended to align the interests of our Executive Officers with the interest of the Company’s shareholders by supporting the creation of long-term value for the organization, facilitate significant long-term retention, and be consistent with competitive market practices. Over time, it is the Compensation Committee’s intent that equity-based compensation should represent a significant portion of each executive officer’s total compensation, and the primary equity-based incentive vehicle we have used has been stock options. Nonqualified and incentive stock options have been granted to the Company’s executive officers and other employees. The Company expects to continue to issue stock options to new employees as they are hired, as well as to current employees as incentives from time to time. Our rationale for granting stock options is as follows:

▪
We believe that stock options and other equity-based awards such as stock appreciation rights are highly effective at aligning the long-term interests of our Executive Officers with the interests of our shareholders;

▪	The grant of stock options to Executive Officers has been an essential ingredient to enabling us to achieve our growth and attain our business objectives; and
▪
We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by the Executive Officers, who have met these challenges and made these extraordinary commitments, largely because of the reward and incentive provided by the historical and prospective grant of stock options.

The Compensation Committee periodically reviews the need to make grants of stock options to the Executive Officers, typically based on recommendations from management. When approving the grants of stock options, the Compensation Committee considers, among other items, the number and terms of options previously granted, industry practices, the executive officer’s level of responsibility, assumed potential stock value in the future, and the advice of consultants such as Hewitt Associates.

The Company’s equity-based incentive awards are designed to comply with Section 162(m) of the IRS code to allow tax deductibility of the awards. Stock options are awarded under the Company’s stock plans – the 1996 Stock Incentive Plan, the 2000, 2001, 2002, and 2003 Stock Option Plans. Our Board of Directors has also adopted a 2008 Employment Inducement Award Plan. Individual grants of options are documented by stock option agreements which contain the specific terms and provisions pertaining to each grant, including vesting, option term, exercise price, and termination provisions. Options granted to the Executive Officers and other employees generally vest over four years and expire seven years from the date of grant. The exercise price of stock options granted to executive officers is equal to the market value of a share of Company common stock on the date of grant. Therefore, our executive officers will receive no benefit from the stock options unless the quoted market price of a share of common stock exceeds the exercise price.

Stock option grants to Executive Officers and other employees have historically consisted of a combination of incentive stock options, or ISOs, and nonqualified stock options, or NSOs. The use of ISOs has allowed recipients to take advantage of certain tax benefits the ISOs afford under Section 422 of the Internal Revenue Code (and any successor provision of the Code having a similar intent).

On September 14, 2009, after consultation with Hewitt Associates, the Compensation Committee approved a compensation program for the group of senior Company executives referred to by the Company as the Partner Group, which includes each of the NEOs currently employed by the Company.  The program provides for an annual grant of an incentive stock option to purchase shares of the Company’s common stock to each member of the Partner Group, effective as of September 30, the last day of the Company’s fiscal year.  The amount and terms of each award will be based on the Chief Executive Officer’s recommendation but determined by, and within the discretion of, the Compensation Committee.  Annual awards will be granted from a pool of options that is equal to twenty percent (20%) of all initial awards granted to each member of the Partner Group upon joining the Company.

The Compensation Committee believes the Partner Group Equity Compensation Plan serves several important compensation objectives.  It enhances the Company’s ability to attract and retain experienced executive talent in the gaming and technology industry.  The program also furthers the Company’s compensation objective of strongly aligning executive focus with the interests of the Company’s shareholders in increased enterprise value.

Options awarded under the Partner Group Equity Compensation Plan will have a seven (7) year term and will vest as to twenty-five percent (25%) of the award upon the first anniversary of grant, with the remainder vesting in equal quarterly installments for the succeeding three years.  Awards will be made under existing Company equity compensation plans, and will be subject to shareholder approval of any required increases in shares reserved under such plans.

For Fiscal Year 2009, initial awards granted under the Partner Group Equity Compensation Plan aggregated 573,333 options, effective September 30, 2009.  Initial awards under the program were adjusted and pro-rated for each member of the Partner Group based on the number of months that have elapsed since the individual partner’s initial date of grant.

Upon commencement of his employment with the Company, the Compensation Committee approved grants of stock options to Mr. Chibib.  These grants were made to provide an immediate incentive for Mr. Chibib to focus on the creation of shareholder value. In addition, the Company believes the level of this equity award was necessary to attract Mr. Chibib.  Details of Mr. Chibib’s stock option grant are provided below in the section titled “Potential Payments upon Termination or Change-in-Control.”

Other than the stock option awards described above, none of the other Named Executive Officers received grants of stock options or any other form of equity-based incentives during the fiscal year ended September 30, 2009.

The Company does not currently maintain required levels of stock ownership by the Executive Officers. The Company does have in place “Procedures and Guidelines Governing Securities Trades by Company Personnel,” in order to comply with federal and state securities laws governing (a) trading in Company securities while in the possession of “material nonpublic information” concerning the Company, and (b) tipping or disclosing material nonpublic information to outsiders. In order to prevent even the appearance of improper trading or tipping, the Company has adopted this policy for all of its directors, officers and employees, venture capital and other entities (such as trusts and corporations) over which such employees, officers or directors have or share voting or investment control and specially designated outsiders who have access to the Company’s material nonpublic information.

Benefit Programs and Perquisites

We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package and that will permit us to attract and retain highly-qualified executives. These benefits include health and welfare benefits, and a retirement and savings plan.  Each of these benefits is described below.

Health and Welfare Benefits. The Company’s benefits program is designed to provide employees (including the executive officers) and their families with security and well being, and is an important part of the total compensation package. These benefits are divided into the following major categories:

▪	Health Care Benefits – medical, dental and vision insurance coverage;
▪	Life and Disability Benefits – basic, optional life and accident insurance as well as short and long-term disability coverage;
▪	Flexible Spending Accounts – health care and dependent care tax-free accounts; and
▪	Work Life Benefits – employee assistance with everyday issues, financial and legal issues, parenting, childcare, education and elder care.

The NEOs participate in these benefits programs on the same relative basis as our other employees.

Retirement and Savings. The Company maintains an employee retirement and savings plan pursuant to Section 401(k) of the Internal Revenue Code, or the 401(k) Plan. The purpose of the 401(k) Plan is to permit employees, including executive officers, to accumulate funds for retirement on a tax-advantaged basis. Specifically, the 401(k) Plan permits each eligible employee to contribute on a pre-tax basis a portion of his compensation to the 401(k) Plan (for calendar year 2009, the maximum amount of compensation that may be contributed to the 401(k) Plan was $16,500). During the fiscal year ended September 30, 2009, the Company made a matching contribution to the 401(k) Plan that is equal to 100% of the first 3% of compensation contributed by employees and 50% of the next 2% of compensation contributed by employees to the 401(k) Plan.

The Company does not maintain a tax-qualified defined benefit retirement plan. In addition, the Company does not maintain any non qualified supplemental retirement plans or deferred compensation plans for the executive officers.

Perquisites. The Company does not provide perquisites to executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company is party to employment agreements with its current executive officers, including the Named Executive Officers, but excluding Mr. Cieslewicz who tendered his resignation effective February 15, 2009.  The following paragraphs provide summaries of the agreements with the Named Executive Officers.

Agreements with Anthony M. Sanfilippo. On June 15, 2008, the Company entered into certain agreements with Mr. Sanfilippo, including an employment agreement that sets forth certain terms and conditions relating to his employment as President and Chief Executive Officer of the Company. Mr. Sanfilippo’s employment agreement provides that he will receive an annual base salary of $450,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Board of Directors or Compensation Committee. In addition, he has an opportunity to earn an annual bonus equal to 150% of his base salary upon achievement of certain performance targets approved by the Company’s Board of Directors, and up to a maximum of 300% of his base salary for overachievement of such performance targets. The employment agreement also specifies that Mr. Sanfilippo will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees, or be reimbursed for the cost to purchase comparable coverage at a benefit level consistent with other senior-level executive employees. Mr. Sanfilippo will also be reimbursed for the cost of co-payments under his current health and medical benefit plans, and annual physical examinations for Mr. Sanfilippo and his spouse.

Upon the execution of the employment agreement, Mr. Sanfilippo was granted 1,300,000 stock options under the Company’s 2008 Employment Inducement Award Plan.  The options became immediately exercisable, but are subject to a vesting over four years in equal quarterly installments. Specifically, one-sixteenth (1/16) of the options vested on September 15, 2008, with the remaining options vesting one-sixteenth (1/16) quarterly until fully vested.  In addition, Mr. Sanfilippo agreed to purchase 250,000 shares of the Company’s Common Stock pursuant to a Stock Purchase Agreement, under which the shares were purchased at a price of $4.68 per share, such price being the fair market value of each such share on the effective date of the agreement.

Mr. Sanfilippo will serve as President and Chief Executive Officer until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  Effective as of December 31, 2008, the Company entered into a First Amendment to Executive Employment Agreement with each of its executive officers, which amended certain provisions of the original employment agreements relating to 409A and certain termination provisions.  In the event of Mr. Sanfilippo’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement and as set forth in the First Amendment), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses. Further, the Company’s other obligations under the employment agreement shall cease. In the event of Mr. Sanfilippo’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement), the Company: (i) shall pay Mr. Sanfilippo (a) in the event that the termination occurs on or before June 15, 2009, one year of base salary continuation and target bonus, or (b) in the event that the termination occurs after June 15, 2009, two years of base salary continuation and two years of target bonus; and (ii) if Mr. Sanfilippo elects to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Sanfilippo’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Sanfilippo would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Sanfilippo’s execution of a mutual release of claims satisfactory to the Company.  Mr. Sanfilippo is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Sanfilippo is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Agreements with Adam D. Chibib. On February 1, 2009, the Company entered into an executive employment agreement with Mr. Chibib, which sets forth certain terms and conditions relating to his employment as Senior Vice President and Chief Financial Officer of the Company, effective as of February 10, 2009. Mr. Chibib’s employment agreement provides that he will receive an annual base salary of $250,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation, and a sign-on bonus of $15,000. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets. In addition, beginning on April 1, 2009, Mr. Chibib was eligible for a separate discretionary bonus in an amount up to but not exceeding $20,000 per quarter for that fiscal year, based upon criteria for quarterly objectives as set by the Company’s Chief Executive Officer. The employment agreement also specifies that Mr. Chibib is eligible to enroll in the Company’s benefit programs as they are established from time-to-time for senior level executive employees.

Pursuant to the employment agreement, on February 10, 2009, the Company granted Mr. Chibib 250,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vest on February 10, 2010, and the remaining options vest in equal quarterly installments until fully vested.

Mr. Chibib will serve as Senior Vice President and Chief Financial Officer until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal.  In the event of Mr. Chibib’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Chibib’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement), the Company: (i) shall pay Mr. Chibib (a) in the event that the termination occurs after February 1, 2010, one year of base salary continuation and target bonus, or (b) in the event that the termination occurs after February 1, 2011, two years of base salary continuation and two years of target bonus; and (ii) if Mr. Chibib elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Chibib’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement).  In addition, stock options granted to Mr. Chibib would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Chibib’s execution of a mutual release of claims satisfactory to the Company.  Mr. Chibib is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Chibib is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Agreements with Patrick J. Ramsey. On September 14, 2008, the Company entered into an executive employment agreement with Mr. Ramsey, which sets forth certain terms and conditions relating to his employment as the Company’s Senior Vice President and Chief Operating Officer. Mr. Ramsey’s employment agreement provides that he will receive an annual base salary of $300,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The employment agreement also specifies that Mr. Ramsey will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the employment agreement, on September 14, 2008 the Company granted Mr. Ramsey 300,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on September 14, 2009 and the remaining options vest in equal quarterly installments until fully vested.

Mr. Ramsey will serve as Chief Operating Officer until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  Effective as of December 31, 2008, the Company entered into a First Amendment to Executive Employment Agreement with each of its executive officers, which amended certain provisions of the original employment agreements relating to 409A and certain termination provisions.  In the event of Mr. Ramsey’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Ramsey’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement and as set forth in the First Amendment), the Company: (i) shall pay Mr. Ramsey (a) in the event that the termination occurs after September 14, 2009, one year of base salary continuation and target bonus, or (b) in the event that the termination occurs after August 16, 2009, two years of base salary continuation and two years of target bonus; and (ii) if Mr. Ramsey elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Ramsey’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Ramsey would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Ramsey’s execution of a mutual release of claims satisfactory to the Company.  Mr. Ramsey is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Ramsey is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Agreements with Virginia E. Shanks. On July 22, 2008, the Company entered into an executive employment agreement with Ms. Shanks, which sets forth certain terms and conditions relating to her employment as the Company’s Senior Vice President and Chief Marketing Officer. Ms. Shanks’ employment agreement provides that she will receive an annual base salary of $250,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, she has an opportunity to earn an annual bonus equal to 60% of her base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of her base salary for overachievement of such performance targets. The employment agreement also specifies that Ms. Shanks will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the employment agreement, on July 22, 2008 the Company granted Ms. Shanks 250,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-sixteenth (1/16) of the options vested on October 22, 2008, with the remaining options vesting one-sixteenth (1/16) quarterly until fully vested.

Ms. Shanks will serve as Senior Vice President and Chief Marketing Officer until her successor is chosen and qualified or until her death, resignation, retirement, disqualification or removal.  Effective as of December 31, 2008, the Company entered into a First Amendment to Executive Employment Agreement with each of its executive officers, which amended certain provisions of the original employment agreements relating to 409A and certain termination provisions.  In the event of Ms. Shanks’ death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), she shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Ms. Shanks’ termination without cause or her termination of employment for good reason (each as defined within the employment agreement and as set forth in the First Amendment), the Company: (i) shall pay Ms. Shanks (a) in the event that the termination occurs on or after July 22, 2009, one year of base salary continuation and target bonus, or (b) in the event that the termination occurs after July 22, 2010, two years of base salary continuation and two years of target bonus; and (ii) if Ms. Shanks elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on her last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Ms. Shanks’ termination without cause or her termination for good reason, within one year following a change of control (as defined within the employment agreement).  In addition, stock options granted to Ms. Shanks would become fully vested in the event of her termination without cause or her termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Ms. Shanks’s execution of a mutual release of claims satisfactory to the Company.  Ms. Shanks is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Ms. Shanks is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Agreements with Uri L. Clinton. On August 16, 2008, the Company entered into an executive employment agreement with Mr. Clinton, which sets forth certain terms and conditions relating to his employment as the Company’s General Counsel. Mr. Clinton’s employment agreement provides that he will receive an annual base salary of $250,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The employment agreement also specifies that Mr. Clinton will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the employment agreement, on August 16, 2008 the Company granted Mr. Clinton 250,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-sixteenth (1/16) of the option vested on November 16, 2008, with the remaining options vesting one-sixteenth (1/16) quarterly until fully vested.

Mr. Clinton will serve as Senior Vice President, General Counsel and Corporate Secretary until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  Effective as of December 31, 2008, the Company entered into a First Amendment to Executive Employment Agreement with each of its executive officers, which amended certain provisions of the original employment agreements relating to 409A and certain termination provisions.  In the event of Mr. Clinton’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Clinton’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement and as set forth in the First Amendment), the Company: (i) shall pay Mr. Clinton (a) in the event that the termination occurs on or before August 16, 2009, one year of base salary continuation and target bonus, or (b) in the event that the termination occurs after August 16, 2009, two years of base salary continuation and two years of target bonus; and (ii) if Mr. Clinton elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Clinton’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Clinton would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Clinton’s execution of a mutual release of claims satisfactory to the Company.  Mr. Clinton is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Clinton is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Change-in-Control Benefits. Generally, the Company does not provide executive officers with any special benefits that are triggered solely upon a change-in-control. However, upon a change-in-control, virtually all of the Company’s outstanding stock options held by our executive officers become fully vested. Change-in-control generally refers to certain corporate transactions involving the Company such as a merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock. The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of stock options in the event of a change-in-control is generally appropriate because in some change-in-control situations, equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the option grants. In addition, the Company relies on long-term incentive awards to provide our executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change-in-control event is an appropriate liquidation point for awards designed for such purpose.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align the Company’s performance and the interests of its shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term. Accordingly, we have recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009, and in the proxy statement relating to the Company’s 2010 Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors:

COMPENSATION COMMITTEE Neil E. Jenkins, Chairman of the Compensation Committee Emanuel R. Pearlman Justin A. Orlando

Summary Compensation Table

The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individual serving as our Chief Executive Officer during our 2009 fiscal year, (ii) the individuals serving as our Chief Financial Officer during our 2009 fiscal year, and (iii) our three other highly compensated executive officers who served in such capacities during fiscal year 2009 and for portions of fiscal year 2008. We refer to these individuals as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Stock Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Anthony M. Sanfilippo(4)	2009	450,000	—	—	816,480	675,000	—	24,203	1,965,683
President and Chief Executive Officer	2008	121,154	181,731	—	211,610	—	—	30,844	545,339

Adam D. Chibib(5)	2009	152,885	55,000	—	296,844	91,730	—	—	596,459
Senior Vice President and Chief Financial Officer	2008	—	—	—	—	—	—	—	—

Randy S. Cieslewicz(6)	2009	94,904	—	—	—	—	—	40,775	135,679
Former Vice President and Chief Financial Officer	2008	215,962	—	—	201,437	—	—	8,670	426,069

Patrick J. Ramsey(7)	2009	300,000	—	—	176,903	180,000	—	79,178	736,081
Senior Vice President and Chief Operating Officer	2008	—	—	—	—	—	—	—	—

Virginia E. Shanks(8)	2009	250,000	—	—	163,296	150,000	—	11,035	574,331
Senior Vice President and Chief Marketing Officer	2008	—	—	—	—	—	—	—	—

Uri L. Clinton(9)	2009	250,000	—	—	204,120	150,000	—	93,244	697,364
Senior Vice President, General Counsel and Corporate Secretary	2008	—	—	—	—	—	—	—	—

(1)
Amounts disclosed in the “Option Awards” column relate to grants of stock options made under one or more of the Company’s stock option plans (See “Executive Compensation” on page 21). With respect to each stock option grant, the amounts disclosed generally reflect the compensation cost that the Company recognized for financial accounting purposes in fiscal year 2009, disregarding any estimate of forfeitures related to serviced-based vesting conditions, in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”). Generally, ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”) requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award.  Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 sets forth the relevant assumptions used to determine the valuation of our stock option awards.

(2)	All compensation earned for fiscal year ended September 30, 2009 was paid in fiscal 2009, except amounts paid under the 2009 Management Bonus Plan.
(3)
Amounts disclosed in the “All Other Compensation” column include the following Company contributions to the 401(k) Plan accounts of each Named Executive Officer: Mr. Sanfilippo, $16,123 (fiscal year 2009) and $4,154 (fiscal year 2008); Mr. Cieslewicz, $5,218 (fiscal year 2009) and $8,640 (fiscal year 2008); Mr. Ramsey, $12,593 (fiscal year 2009); Ms. Shanks, $11,005 (fiscal year 2009); and Mr. Clinton, $12,587 (fiscal year 2009).  Amount for Mr. Sanfilippo includes a relocation expense reimbursement during fiscal years 2008 of $26,690 and insurance reimbursement of $8,050 during fiscal year 2009. Amount for Mr. Cieslewicz includes payouts in respect of unused vacation of $35,527 during fiscal year 2009.  Amount for Mr. Ramsey includes relocation expense reimbursement of $50,006 as well as automobile, commuting and rent reimbursements of $2,833, $1,633 and $12,083, respectively, during fiscal year 2009. Amount for Mr. Clinton during fiscal year 2009 includes a relocation expense reimbursement of $15,601 and a reimbursement of $65,026 for a tuition reimbursement owed by Mr. Clinton to his former employer.  Amounts for Messrs. Cieslewicz, Ramsey, Clinton and Ms. Shanks include a $30 gift card provided to all employees at Thanksgiving during fiscal year 2009 and amount for Mr. Cieslewicz includes a $30 gift card provided to all employees at Thanksgiving during fiscal year 2008.

(4)
Mr. Sanfilippo commenced his employment with the Company effective June 15, 2008. In recognition of his service during fiscal year 2008, he was awarded a pro-rata bonus under the terms of his employment agreement.

(5)
Mr. Chibib commenced his employment with the Company effective February 10, 2009.  In recognition of his service during fiscal year 2009, he was awarded a pro-rata bonus under the terms of his employment agreement as well as a sign-on bonus and was entitled to receive $20,000 per quarter based on quarterly performance objectives during his first year of employment with the Company, and Mr. Chibib received an additional $40,000 in fiscal year 2009.

(6)	Effective February 15, 2009, Mr. Cieslewicz resigned as Vice President, Chief Financial Officer and ceased to be an Executive Officer of the Company.
(7)	Mr. Ramsey commenced his employment with the Company effective September 14, 2008.
(8)	Ms. Shanks commenced her employment with the Company effective July 22, 2008.
(9)	Mr. Clinton commenced his employment with the Company effective August 16, 2008.

Grants of Plan-Based Awards in Our Fiscal Year Ended September 30, 2009

The following table provides information regarding grants of plan-based awards made to each of the Named Executive Officers during the fiscal year ended September 30, 2009.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Date Award Approved	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Mr. Sanfilippo(2)(5)	9/30/2009	9/18/2009	675,000	675,000	1,350,000	—	300,000	5.12	816,480
Mr. Chibib(2) (3) (7)	9/30/2009	9/18/2009	91,730	91,730	152,883	—	33,333	5.12	90,719
	2/2/2009	2/2/2009	—	—	—	—	250,000	1.71	207,325
Mr. Cieslewicz(4)	—	—	—	—	—	—	—	—	—
Mr. Ramsey(2) (7)	9/30/2009	9/18/2009	180,000	180,000	300,000	—	65,000	5.12	176,904
Ms. Shanks(2) (6)	9/30/2009	9/18/2009	150,000	150,000	250,000	—	60,000	5.12	163,296
Mr. Clinton(2) (6)	9/30/2009	9/18/2009	150,000	150,000	250,000	—	75,000	5.12	204,120

(1)
The amounts disclosed in the “Grant date fair value of stock and option awards” column were computed in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”).

(2)
On September 18, 2009, the Board of Directors approved an award to each of the NEOs of incentive stock options, or ISOs. The options became immediately exercisable, but will vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.

(3)
On February 2, 2009, the members of the Compensation Committee approved an award to Mr. Chibib, in connection with his appointment as the Company’s Senior Vice President and Chief Financial Officer. These awards were issued under the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but will vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.

(4)
Effective February 15, 2009, Mr. Cieslewicz resigned as Vice President, Chief Financial Officer and ceased to be an Executive Officer of the Company.  Mr. Cieslewicz did not receive any awards in fiscal year 2009.

(5)	These awards were issued under the Company’s 2002 Stock Option Plan.
(6)	These awards were issued under the Company’s 2001 Stock Option Plan.
(7)	These awards were issued under the Company’s 2000 Stock Option Plan, exclusive of Mr. Chibib’s February 2, 2009 grant.

Outstanding Equity Awards at Our Fiscal Year Ended September 30, 2009

The following table provides information concerning the current holdings of stock options by the Named Executive Officers as of September 30, 2009. This table includes unexercised and unvested option awards. Individual equity grants are shown separately for each such Named Executive Officer.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date
Mr. Sanfilippo(3)	06/15/2008	1,300,000	—	4.6800	06/15/2018
	09/30/2009	300,000	—	5.1200	09/30/2016
	Total	1,600,000	—
Mr. Chibib	02/02/2008	250,000	—	1.7100	02/02/2016
	09/30/2009	33,333	—	5.1200	09/30/2016
	Total	283,333	—
Mr. Cieslewicz(4)	—	—	—	—	—
Mr. Ramsey	09/14/2008	300,000	—	4.4500	09/13/2015
	09/30/2009	65,000	—	5.1200	09/30/2016
	Total	365,000	—
Ms. Shanks(5)	07/22/2008	250,000	—	3.9000	07/21/2015
	09/30/2009	60,000	—	5.1200	09/30/2016
	Total	310,000	—
Mr. Clinton(5)	08/16/2008	250,000	—	5.0400	08/15/2015
	09/30/2009	75,000	—	5.1200	09/30/2016
	Total	325,000	—

(1)
Stock options are generally exercisable immediately but are initially unvested and will vest over a four year period.  Mr. Chibib’s February 2, 2008 grant, Mr. Ramsey’s September 14, 2008 grant, and the September 30, 2009 grant to each of the NEOs vests 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.

(2)	The option exercise price is equal to the closing share price of the Company’s stock on the day of grant.
(3)	The initial grant of options to Mr. Sanfilippo vests over four years in equal quarterly installments.
(4)	All of Mr. Cieslweicz's options were terminated prior to September 30, 2009.
(5)	Options granted to Ms. Shanks on July 22, 2008 and to Mr. Clinton on August 16, 2008 vest over four years in sixteen equally quarterly installments.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table provides information regarding stock options exercised during the fiscal year ended September 30, 2009, including the number of shares acquired upon exercise and the value (value of common stock in excess of exercise price at date of exercise) realized, before payment of applicable withholding tax.

OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mr. Sanfilippo	—	—
Mr. Chibib	—	—
Mr. Cieslewicz	—	—
Mr. Ramsey	—	—
Ms. Shanks	—	—
Mr. Clinton	—	—

Pension Benefits in Our Fiscal Year Ended September 30, 2009

The Company does not maintain a tax-qualified defined benefit retirement plan.

Nonqualified Deferred Compensation in Fiscal Year 2009

The Company does not maintain any non-qualified supplemental retirement plans or deferred compensation plans for our executive officers.

Potential Termination Payments

This section describes and quantifies potential payments that may be made or benefits that may provided to each Named Executive Officer at, following, or in connection with the resignation, severance, retirement, or other termination of the Named Executive Officer or a change of control of the Company. For this purpose, it is assumed that each of the foregoing events occurred on the last day of the Company’s fiscal year ended September 30, 2009. The determination of potential payments and benefits is based on specific factors and assumptions which are further discussed below. Since these factors and assumptions are subject to change, the payments and benefits that may actually be made to a Named Executive Officer may differ materially from the payments and benefits disclosed in this section.

Potential termination payment values are not provided for Mr. Cieslewicz, who terminated his employment with the Company before September 30, 2009.  Mr. Cieslewicz received regular earnings and paid out vacation hours upon his departure.

Anthony M. Sanfilippo

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other(2) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (3)	2,250,000	—	—	2,250,000
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (4)	2,250,000	464,750	—	2,679,000

(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $5.12 on September 30, 2009.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Sanfilippo is terminated without cause or resigns for good reason, all of Mr. Sanfilippo’s stock options would immediately vest.

(2)
Mr. Sanfilippo is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Sanfilippo is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(3)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Sanfilippo’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that termination occurs after June 15, 2009, the Company would pay two years of base salary continuation (to be paid in accordance with the Company’s normal payroll practices) and two years of target bonus (to be paid at the end of each year); such payments must not extend beyond the second taxable year following the taxable year in which the termination of employment occurred.

(4)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Sanfilippo’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that there is a change of control and within one year after the closing of the change of control, Mr. Sanfilippo is terminated without cause or resigns for good reason, the Company would pay a lump sum equal to two years of base salary continuation and two years of target bonus within sixty (60) days of such termination.

Adam D. Chibib

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3)($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	—	—	—	—
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control(4)	800,000	852,500	14,293	1,666,793

(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $5.12 on September 30, 2009.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Chibib is terminated without cause or resigns for good reason, all of Mr. Chibib’s stock options would immediately vest.

(2)
If Mr. Chibib elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Chibib’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Chibib’s last day of employment.

(3)
Mr. Chibib is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Chibib is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Chibib’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that there is a change of control and within one year after the closing of the change of control, Mr. Chibib is terminated without cause or resigns for good reason, the Company would pay a lump sum equal to two years of base salary continuation and two years of target bonus within sixty (60) days of such termination.

Patrick J. Ramsey

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (4)	960,000	—	10,257	970,257
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (5)	960,000	150,750	10,257	1,121,007

(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $5.12 on September 30, 2009.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Ramsey is terminated without cause or resigns for good reason, all of Mr. Ramsey’s stock options would immediately vest.

(2)
If Mr. Ramsey elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Ramsey’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Ramsey’s last day of employment.

(3)
Mr. Ramsey is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Ramsey is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Ramsey’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that termination occurs after August 16, 2009, the Company would pay two years of base salary continuation (to be paid in accordance with the Company’s normal payroll practices) and two years of target bonus (to be paid at the end of each year); such payments must not extend beyond the second taxable year following the taxable year in which the termination of employment occurred.

(5)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Ramsey’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that there is a change of control and within one year after the closing of the change of control, Mr. Ramsey is terminated without cause or resigns for good reason, the Company would pay a lump sum equal to two years of base salary continuation and two years of target bonus within sixty (60) days of such termination.

Virginia E. Shanks

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (4)	400,000	—	8,006	408,006
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (5)	800,000	228,750	8,006	1,036,756

(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $5.12 on September 30, 2009.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Ms. Shanks is terminated without cause or resigns for good reason, all of Ms. Shanks’ stock options would immediately vest.

(2)
If Ms. Shanks elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Ms. Shanks’ premiums, in an amount sufficient to maintain the level of health benefits in effect on Ms. Shanks’ last day of employment.

(3)
Ms. Shanks is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Ms. Shanks is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)
Represents one year base salary continuation and one year target bonus.  Pursuant to Ms. Shanks’ Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that the termination occurs after July 28, 2009 but on or before July 28, 2010, the Company would pay her one year of base salary continuation (to be paid in accordance with the Company’s normal payroll practices) and target bonus (to be paid at the end of each year); or in the event that the termination occurs after February 10, 2011, two years of base salary continuation (to be paid in accordance with the Company’s normal payroll practices) and target bonus (to be paid at the end of each year) and two years of target bonus (to be paid in accordance with the Company’s normal payroll practices); such payments must not extend beyond the second taxable year following the taxable year in which the termination of employment occurred.

(5)
Represents two year base salary continuation and two year target bonus.  Pursuant to Ms. Shanks’ Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that there is a change of control and within one year after the closing of the change of control, Ms. Shanks is terminated without cause or resigns for good reason, the Company would pay a lump sum equal to two years of base salary continuation and two years of target bonus within sixty (60) days of such termination and her stock options will immediately vest.

Uri L. Clinton

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (4)	800,000	—	14,293	814,293
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (5)	800,000	15,000	14,293	829,293

(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $5.12 on September 30, 2009.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Clinton is terminated without cause or resigns for good reason, all of Mr. Clinton’s stock options would immediately vest.

(2)
If Mr. Clinton elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Clinton’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Clinton’s last day of employment.

(3)
Mr. Clinton is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Clinton is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Clinton’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that a termination occurs after August 16, 2009, the Company would pay two years of base salary continuation (to be paid in accordance with the Company’s normal payroll practices) and two years of target bonus (to be paid at the end of each year); such payments must not extend beyond the second taxable year following the taxable year in which the termination of employment occurred.

(5)
Represents two year base salary continuation and two year target bonus.  Pursuant to Mr. Clinton’s Employment Agreement, as amended (described in the section titled “Potential Payments Upon Termination or Change-in-Control”), in the event that there is a change of control and within one year after the closing of the change of control, Mr. Clinton is terminated without cause or resigns for good reason, the Company would pay a lump sum equal to two years of base salary continuation and two years of target bonus within sixty (60) days of such termination.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, or the Securities Act, or the 1934 Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2011 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than September 30, 2010. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our next annual meeting of shareholders, may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary, at our principal executive offices, no later than September 30, 2010. If received after September 30, 2010, such proposals will be considered untimely. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended September 30, 2009 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on December 14, 2009. Shareholders may obtain a copy of our annual report, including the amendments thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 206 Wild Basin Rd South, Bldg B, Suite 400, Austin, Texas 78746.

By order of the Board of Directors, /s/ Anthony M. Sanfilippo Anthony M. Sanfilippo President and Chief Executive Officer
Austin, Texas January 28, 2010

Appendix A

MULTIMEDIA GAMES, INC.
CONSOLIDATED EQUITY INCENTIVE PLAN

1. Purpose of the Plan. The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company’s business.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards.

2. Definition. As used in this Plan, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)           the sale or disposition by the Company of all or substantially all of the Company’s assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company’s shareholders;

(iii) A change in the composition of the Board occurring within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” are directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

1

(iv) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder.  Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan

(j) “Common Stock” means the Common Stock of the Company, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock Based Awards, the cash equivalent thereof, as applicable.

(k) “Company” means Multimedia Games, Inc., a Texas corporation, and any successor to Multimedia Games, Inc.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.  Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(p) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or of cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(t) “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(w) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(x) “Outside Director” means an “outside director” within the meaning of Section 162(m) of the Code.

(y) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means a Service Provider who has been granted an Award under the Plan.

(aa) “Performance Goals” means goals which have been established by the Committee in connection with an Award and are based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; and revenue before deferral.

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(bb) “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(cc) “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(dd) “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)   “Plan” means this Consolidated Equity Incentive Plan.  The Plan is the successor to the Prior Plans.  The Plan was approved by the Board on January 25, 2010 and by the Company’s shareholders on [___________].

(gg) “Prior Plans” means the following plans sponsored by the Company: (i)  2000 Stock Option Plan, (ii) 2001 Stock Option Plan, (iii) 2002 Stock Option Plan, (iv) 2003 Outside Director Stock Option Plan, and (v) 2008 Employment Inducement Award Plan.

(hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(oo) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

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3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 1,161,213 Shares, representing the remaining shares available for issuance under the Prior Plans, plus the amount of outstanding Common Stock subject to Lapsed Awards (defined below) under the Prior Plans.  The maximum number of Shares that may be subject to Incentive Stock Option treatment is 1,161,213.  Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b) Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan (the “Lapsed Awards”).  Similarly, the shares subject to Lapsed Awards under the Prior Plans shall add to the maximum number of Shares that are available for grant under Section 3(a) of the Plan.

(c) Share Reserve.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a)  Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Outside Directors.

(iii) Rule 16b-3.  If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

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(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:

(i)  determine the Fair Market Value of Awards;

(ii)  select the Service Providers to whom Awards may be granted under this Plan;

(iii)  determine the number of Shares to be covered by each Award granted under this Plan;

(iv)  approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) institute an Exchange Program;

(vii) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)  prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans;

(ix)  amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent.  Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(x)  allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

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(xii) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiii) determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiv) determine whether Awards shall be adjusted for Dividend Equivalents;

(xv) create Other Stock Based Awards for issuance under the Plan;

(xvi)  establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii) establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xix) make all other determinations that the Administrator deems necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator.  However, the Administrator may not exercise any right or power reserved to the Board.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification.  The Company shall defend and indemnify members of the Board, officers and Employees of the Company or of a Parent or Subsidiary whom authority to act for the Board, the Administrator or the Company is delegated (“Indemnitees”) to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim.  However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct.  In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim.  The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

5. Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

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6. Limitations.

(a) $100,000 Limitation for Incentive Stock Options.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

(b) Special Annual Limits.  Subject to Section 15 of the Plan, the maximum number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Service Provider in any calendar year shall equal 580,606 Shares and contain an exercise price equal to the Fair Market Value of the Common Stock as of the date of grant.  Subject to Section 15 of the Plan, the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock Based Awards, Other Stock Based Awards granted to any Service Provider in any calendar year shall equal 580,606 Shares.  Subject to Section 15 of the Plan, the maximum dollar amount that may be subject to cash awards granted to any Service Provider in any calendar year shall equal $2,000,000.

7. Options

(a) Term of Option.  The term of each Option shall be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value for those subject to U.S. taxation.  In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

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(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.  The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(c) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)  cash;

(ii)  check;

(iii) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder.  Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.  Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

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(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 30 days following the Participant’s termination after which the Option shall terminate.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).  If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination for Disability.  Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan.  If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Administrator.  If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant’s estate, or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  If the Award Agreement does not specify a time within which the Option must be exercised following a Participant's death, it shall be exercisable for 24 months following his death.  Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

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8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.  Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction.  The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9. Stock Appreciation Rights

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

(d) Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

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(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance units and performance shares.

(a) Grant of Performance Units and Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion.  The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b) Value of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant.  Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine.  The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d) Earning of Performance Units and Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved.  After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator.  The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units or Performance Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11. Restricted Stock Units.  Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator

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12. Other Stock Based Awards.  Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan.  The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

13. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments.  In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6(b).  Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction.  The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.

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(c) Change in Control.  This Section 15(c) shall apply except as otherwise provided in the Award Agreement.

(i) Stock Options and SARs.  In the Award Agreement, in the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.  For the purposes of this Section 15(c)(i), the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control.  Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

(ii)           Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards.  In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels.  For the purposes of this Section 15(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock Based Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.  Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to the performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

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(iii) Outside Director Awards.  Notwithstanding any provision of Sections 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution, the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his Options and Stock Appreciation Rights as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units, as applicable, shall lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria shall be deemed achieved at target levels and all other terms and conditions met.

16. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Shareholder Approval and Term of Plan.  The Plan became effective on [___________] and thereafter shall continue in effect for a term of 10 years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

19. Conditions upon issuance of shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15

(b) Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Taxes.  No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.  Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

20. Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to obtain authority.  The inability of the company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

22. No rights to awards.  No eligible service provider or other person shall have any claim to be granted any award pursuant to the plan, and neither the company nor the administrator shall be obligated to treat participants or any other person uniformly.

23. No shareholder rights.  Except as otherwise provided in an award agreement, a participant shall have none of the rights of a shareholder with respect to shares covered by an award until the participant becomes the record owner of the shares.

24. Fractional shares.  No fractional shares shall be issued and the administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

25. Governing law.  The plan, all award agreements, and all related matters, shall be governed by the laws of the state of Texas, without regard to choice of law principles that direct the application of the laws of another state.

26. No effect on terms of employment or consulting relationship.  The plan shall not confer upon any participant any right as a service provider, nor shall it interfere in any way with his right or the right of the company or a parent or subsidiary to terminate the participant’s service at any time, with or without cause, and with or without notice.

27. Unfunded obligation.  Participants shall have the status of general unsecured creditors of the company.  Any amounts payable to participants pursuant to the plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, title i of the employee retirement income security act of 1974, as amended.  Neither the company nor any parent or subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The company shall retain at all times beneficial ownership of any investments, including trust investments, which the company may make to fulfill its payment obligations under this plan.  Any investments or the creation or maintenance of any trust for any participant account shall not create or constitute a trust or fiduciary relationship between the administrator, the company or any parent or subsidiary and participant, or otherwise create any vested or beneficial interest in any participant or the participant’s creditors in any assets of the company or parent or subsidiary.  The participants shall have no claim against the company or any parent or subsidiary for any changes in the value of any assets that may be invested or reinvested by the company with respect to the plan.

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28. Section 409A.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

29. Construction.  Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan.  References to sections are to Sections of this Plan unless otherwise indicated.  Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require.  This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

*     *     *     *     *

ANNUAL MEETING OF SHAREHOLDERS OF

MULTIMEDIA GAMES, INC.

March 23, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://ir.multimediagames.com/annuals.cfm

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00003333333303000100 6 032310

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES LISTED HEREIN AND IN FAVOR OF THE CONSOLIDATED EQUITY INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS HEREIN, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE.

	FOR	AGAINST	ABSTAIN
1. Election of Directors.			
Michael J. Maples, Sr.	☐	☐	☐
Stephen J. Greathouse	☐	☐	☐
Neil E. Jenkins	☐	☐	☐
Justin A. Orlando	☐	☐	☐
Robert D. Repass	☐	☐	☐
Anthony M. Sanfilippo	☐	☐	☐
Timothy S. Stanley	☐	☐	☐
2. To approve the Consolidated Equity Incentive Plan.	☐	☐	☐
3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accountants of Multimedia Games, Inc. for the fiscal year ending September 30, 2010.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including approving any such postponement or adjournment, if necessary.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check, if you intend to attend the Annual Shareholders Meeting: ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MULTIMEDIA GAMES, INC.

PROXY FOR 2010 ANNUAL MEETING OF SHAREHOLDERS, MARCH 23, 2010

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, and hereby appoints Michael J. Maples and Uri L. Clinton, and each of them, the Proxies and Attorneys-in-Fact of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on March 23, 2010 at 10:00 a.m., local time, at the Company's Corporate office, located at 206 Wild Basin Road, Building B, 4th Floor, Austin, Texas, 78746, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

MULTIMEDIA GAMES, INC.

March 23, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card
are available at http://ir.multimediagames.com/annuals.cfm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333303000100 6 032310

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES LISTED HEREIN AND IN FAVOR OF THE CONSOLIDATED EQUITY INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS HEREIN, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE.

	FOR	AGAINST	ABSTAIN
1. Election of Directors.			
Michael J. Maples, Sr.	☐	☐	☐
Stephen J. Greathouse	☐	☐	☐
Neil E. Jenkins	☐	☐	☐
Justin A. Orlando	☐	☐	☐
Robert D. Repass	☐	☐	☐
Anthony M. Sanfilippo	☐	☐	☐
Timothy S. Stanley	☐	☐	☐
2. To approve the Consolidated Equity Incentive Plan.	☐	☐	☐
3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accountants of Multimedia Games, Inc. for the fiscal year ending September 30, 2010.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including approving any such postponement or adjournment, if necessary.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check, if you intend to attend the Annual Shareholders Meeting: ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.